                                 EXHIBIT 10.1

================================================================================

                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                                 by and among


                          FRIEDE GOLDMAN HALTER, INC.

                                      and

             EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                 as Borrowers,


                    THE LENDERS THAT ARE SIGNATORIES HERETO

                                as the Lenders,

                                      and

                         FOOTHILL CAPITAL CORPORATION

                   as the Arranger and Administrative Agent


                         Dated as of October 24, 2000


================================================================================

                               TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION...........................................................  3
      1.1    Definitions.....................................................................  3
      1.2    Accounting Terms................................................................ 46
      1.3    Code............................................................................ 46
      1.4    Construction.................................................................... 46
      1.5    Schedules and Exhibits.......................................................... 47

2.    LOAN AND TERMS OF PAYMENT.............................................................. 47
      2.1    Revolver Advances............................................................... 47
      2.2    Term Loan....................................................................... 49
      2.3    Borrowing Procedures and Settlements............................................ 50
      2.4    Payments........................................................................ 57
      2.5    Overadvances.................................................................... 61
      2.6    Interest Rates and Letter of Credit Fee: Rates, Payments, and
             Calculations.................................................................... 61
      2.7    Cash Management................................................................. 63
      2.8    Crediting Payments; Float Charge................................................ 65
      2.9    Designated Account.............................................................. 65
      2.10   Maintenance of Loan Account; Statements of Obligations.......................... 66
      2.11   Fees............................................................................ 66
      2.12   Letters of Credit............................................................... 66
      2.13   LIBOR Option.................................................................... 70
      2.14   Capital Requirements............................................................ 73
      2.15   Joint and Several Liability of Borrowers........................................ 73
      2.16   Prior Credit Agreement.......................................................... 77

3.    CONDITIONS; TERM OF AGREEMENT.......................................................... 77
      3.1    Conditions Precedent to the Initial Extension of Credit......................... 77
      3.2    Conditions Subsequent to the Initial Extension of Credit........................ 82
      3.3    Conditions Precedent to all Extensions of Credit................................ 84
      3.4    Term............................................................................ 84
      3.5    Effect of Termination........................................................... 84
      3.6    Early Termination by Borrowers.................................................. 85

4.    CREATION OF SECURITY INTEREST.......................................................... 85
      4.1    Grant of Security Interest...................................................... 85
      4.2    Negotiable Collateral........................................................... 86
      4.3    Collection of Accounts, General Intangibles, and Negotiable Collateral.......... 86
      4.4    Delivery of Additional Documentation Required................................... 86
      4.5    Power of Attorney............................................................... 86
      4.6    Right to Inspect................................................................ 87
      4.7    Control Agreements.............................................................. 87

5.   REPRESENTATIONS AND WARRANTIES.......................................................   87
     5.1     No Encumbrances..............................................................   88
     5.2     Eligible Accounts............................................................   88
     5.3     Eligible Inventory...........................................................   88
     5.4     Equipment....................................................................   89
     5.5     Location of Inventory and Equipment..........................................   89
     5.6     Inventory Records............................................................   89
     5.7     Location of Chief Executive Office; FEIN.....................................   89
     5.8     Due Organization and Qualification; Subsidiaries.............................   89
     5.9     Due Authorization; No Conflict...............................................   90
     5.10    Litigation...................................................................   91
     5.11    No Material Adverse Change...................................................   91
     5.12    Fraudulent Transfer..........................................................   92
     5.13    Employee Benefits............................................................   92
     5.14    Environmental Condition......................................................   92
     5.15    Brokerage Fees...............................................................   92
     5.16    Intellectual Property........................................................   92
     5.17    Leases.......................................................................   93
     5.18    DDAs.........................................................................   93
     5.19    Complete Disclosure..........................................................   93
     5.20    Indebtedness.................................................................   93
     5.21    Eligible Equipment, Ship Collateral and Real Property Schedules..............   93
     5.22    Ownership of Ship Collateral Under Construction..............................   93
     5.23    Identifying Numbers..........................................................   94
     5.24    Marad Consent................................................................   94
     5.25    Intellectual Property........................................................   94

6.   AFFIRMATIVE COVENANTS................................................................   94
     6.1     Accounting System............................................................   94
     6.2     Collateral Reporting.........................................................   95
     6.3     Financial Statements, Reports, Certificates..................................   96
     6.4     [Intentionally Omitted.......................................................   99
     6.5     Return.......................................................................   99
     6.6     Maintenance of Properties....................................................   99
     6.7     Taxes........................................................................   99
     6.8     Insurance....................................................................   99
     6.9     Location of Inventory and Equipment..........................................  102
     6.10    Compliance with Laws.........................................................  102
     6.11    Leases.......................................................................  102
     6.12    Brokerage Commissions........................................................  103
     6.13    Existence....................................................................  103
     6.14    Environmental................................................................  103
     6.15    Disclosure Updates...........................................................  103
     6.16    Alterations, Modifications and Additions.....................................  103
     6.17    Ownership of Ship Collateral.................................................  104

     6.18    Identifying Numbers...............................................  104
     6.19    Insurance.........................................................  104
     6.20    Excluded Assets...................................................  105

7.   NEGATIVE COVENANTS........................................................  106
     7.1     Indebtedness......................................................  106
     7.2     Liens.............................................................  107
     7.3     Restrictions on Fundamental Changes...............................  107
     7.4     Disposal of Assets................................................  108
     7.5     Change Name.......................................................  108
     7.6     Guarantee.........................................................  108
     7.7     Nature of Business................................................  108
     7.8     Prepayments and Amendments........................................  108
     7.9     Change of Control.................................................  109
     7.10    [Intentionally Omitted]...........................................  109
     7.11    Distributions.....................................................  109
     7.12    Accounting Methods................................................  109
     7.13    Investments.......................................................  109
     7.14    Transactions with Affiliates......................................  110
     7.15    Suspension........................................................  110
     7.16    Compensation......................................................  110
     7.17    Use of Proceeds...................................................  110
     7.18    Change in Location of Chief Executive Office; Inventory and
             Equipment with Bailees............................................  110
     7.19    Securities Accounts...............................................  110
     7.20    Financial Covenants...............................................  111
     7.21    Vessels...........................................................  115
     7.22    Guarantor Subsidiaries............................................  115
     7.23    Hedging Obligations...............................................  115

8.   EVENTS OF DEFAULT.........................................................  115

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES....................................  118
     9.1     Rights and Remedies...............................................  118
     9.2     Remedies Cumulative...............................................  121

10.  TAXES AND EXPENSES........................................................  121

11.  WAIVERS; INDEMNIFICATION..................................................  122
     11.1    Demand; Protest; etc..............................................  122
     11.2    The Lender Group's Liability for Collateral.......................  122
     11.3    Indemnification...................................................  122

12.  NOTICES...................................................................  123

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................................  124

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS....................................... 125
     14.1   Assignments and Participations............................................ 125
     14.2   Successors................................................................ 127

15.  AMENDMENTS; WAIVERS.............................................................. 128
     15.1   Amendments and Waivers.................................................... 128
     15.2   Replacement of Holdout Lender............................................. 129
     15.3   No Waivers; Cumulative Remedies........................................... 129

16.  AGENT; THE LENDER GROUP.......................................................... 130
     16.1   Appointment and Authorization of Agent.................................... 130
     16.2   Delegation of Duties...................................................... 131
     16.3   Liability of Agent........................................................ 131
     16.4   Reliance by Agent......................................................... 131
     16.5   Notice of Default or Event of Default..................................... 132
     16.6   Credit Decision........................................................... 132
     16.7   Costs and Expenses; Indemnification....................................... 133
     16.8   Agent in Individual Capacity.............................................. 133
     16.9   Successor Agent........................................................... 134
     16.10  Lender in Individual Capacity............................................. 134
     16.11  Withholding Taxes......................................................... 134
     16.12  Collateral Matters........................................................ 136
     16.13  Restrictions on Actions by Lenders; Sharing of Payments................... 137
     16.14  Agency for Perfection..................................................... 138
     16.15  Payments by Agent to the Lenders.......................................... 138
     16.16  Concerning the Collateral and Related Loan Documents...................... 138
     16.17  Field Audits and Examination Reports; Confidentiality; Disclaimers by
            Lenders; Other Reports and Information.................................... 139
     16.18  Several Obligations; No Liability......................................... 140

17.  GENERAL PROVISIONS............................................................... 140
     17.1   Effectiveness............................................................. 140
     17.2   Section Headings.......................................................... 140
     17.3   Interpretation............................................................ 141
     17.4   Severability of Provisions................................................ 141
     17.5   Amendments in Writing..................................................... 141
     17.6   Counterparts; Telefacsimile Execution..................................... 141
     17.7   Revival and Reinstatement of Obligations.................................. 141
     17.8   Integration............................................................... 141
     17.9   Parent as Agent for Borrowers............................................. 141

                            EXHIBITS AND SCHEDULES


Exhibit A-1                   Form of Assignment and Acceptance
Exhibit C-1                   Form of Compliance Certificate
Exhibit L-1                   Form of LIBOR Notice
Exhibit 5.24                  Marad Consent

Schedule C-1                  Assets Excluded from Collateral
Schedule C-2                  Commitments
Schedule C-3                  Construction Contracts
Schedule E-1                  Eligible Equipment
Schedule E-2                  Inventory Locations
Schedule P-1                  Permitted Affiliate Transactions
Schedule P-2                  Permitted Dispositions
Schedule P-3                  Permitted Investments
Schedule P-4                  Permitted Liens
Schedule R-1                  Real Property
Schedule R-2                  Real Property Collateral
Schedule R-3                  Eligible Real Property Collateral
Schedule S-1                  Ship Collateral
Schedule 2.7(a)               Cash Management Banks
Schedule 2.7(b)               Cash Management Accounts
Schedule 2.12(g)              Letters of Credit Outstanding as of the Closing
                                  Date
Schedule 3.2                  Collateral Access Agreement
                                  Real Property Locations
Schedule 5.5                  Locations of Inventory and Equipment
Schedule 5.7                  Chief Executive Office; FEIN
Schedule 5.8(b)               Capitalization of Borrowers
Schedule 5.8(c)               Capitalization of Borrowers' Subsidiaries
Schedule 5.8(d)               Options, Warrants
Schedule 5.10                 Litigation
Schedule 5.14                 Environmental Matters
Schedule 5.16                 Intellectual Property
Schedule 5.18                 Demand Deposit Accounts
Schedule 5.20                 Permitted Indebtedness
Schedule 5.25                 Copyrights

                             AMENDED AND RESTATED
                             ---------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

          THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 24, 2000, between and among, on the
 ---------
one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"),
                                    ------                           -------
FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, FRIEDE
                                       -----
GOLDMAN HALTER, INC., a Mississippi corporation ("Parent"), and each of Parent's
                                                  ------
Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the
 --------
"Borrowers").
 ---------

                                   RECITALS

          A.   Parent, certain lenders (the "Prior Lenders"), Wells Fargo Texas,
                                             -------------
as administrative agent and co-arranger thereunder ("Prior Administrative
                                                     --------------------
Agent"), Banc One Capital Markets, Inc., as co-arranger and syndication agent
-----
thereunder ("Prior Syndication Agent"), and Royal Bank of Canada, a Canadian
             -----------------------
chartered bank, as documentation agent thereunder ("Prior Documentation Agent"),
                                                    -------------------------
are parties to that certain Credit Agreement dated as of November 3, 1999, as amended from time to time prior to the date hereof (such credit agreement, as amended, the "Prior Credit Agreement").
              ----------------------

          B. Parent has requested that (i) the Lenders assume the obligations of the Prior Lenders under the Prior Credit Agreement, (ii) Agent assume the agency responsibilities of the Prior Administrative Agent, Prior Syndication Agent, and Prior Documentation Agent under the Prior Credit Agreement, and (iii) Agent and the Lenders amend and restate the Prior Credit Agreement, agree that certain guarantors under the Prior Credit Agreement are to be Borrowers hereunder, and make credit available to the Borrowers on the terms and conditions stated herein.

          C. Agent and the Lenders, subject to the terms and conditions stated herein, are willing to amend and restate the Prior Credit Agreement and to make such credit facilities available; it being understood that no repayment of the outstanding amounts payable under the Prior Credit Agreement as of the Closing Date is being effected hereby but merely an amendment and restatement in accordance with the terms hereof.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

       1.1  Definitions.  As used in this Agreement, the following terms
            -----------
shall have the following definitions:

               "Ableco" means Ableco Finance LLC, a Delaware limited liability
                ------
company.

               "Account Debtor" means any Person who is or who may become
                --------------
obligated under, with respect to, or on account of, an Account, chattel paper constituting Collateral, or a General Intangible that is not an Excluded Asset.

               "Accounts" means all of Borrowers' now owned or hereafter
                --------
acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

               "Acquired Indebtedness" means, with respect to any Permitted
                ---------------------
Acquisition, Indebtedness of a Person existing at the time such Person becomes a Subsidiary of a Borrower or assumed by a Borrower in connection with the acquisition of assets by such Borrower from such Person, and not incurred in connection with, or in anticipation of, such Person becoming a Subsidiary of a Borrower or such acquisition.

               "Acquisition" means any purchase or other acquisition by a
                -----------
Borrower of the assets or Stock of any other Person, other than the purchase of Inventory or Equipment in the ordinary course of business.

               "Additional Documents" has the meaning set forth in Section 4.4.
                --------------------                               -----------

               "Additional Mortgages" means, individually and collectively, one
                --------------------
or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Agent, in form and substance satisfactory to Agent, that encumber that portion of the Real Property Collateral, and the related improvements thereto, commonly known as (i) 13805 Industrial Seaway Road, Gulfport, Mississippi, (ii) corner of Three Rivers Road and Industrial Seaway Road, Gulfport, Mississippi, (iii) CSX Railroad Spur Lease, Pascagoula, Mississippi, (iv) 3350 South Gulfway, Port Arthur, Texas, (v) 6830 South First Avenue, Sabine Pass, Texas, and (vi) 2500 Martin Luther King Blvd., Port Arthur, Texas.

               "Adjusted Tangible Net Worth" means, as of any date of
                ---------------------------
determination, the sum of (a) Closing Date Adjusted Tangible Net Worth, plus (b) 100% of Parent's cumulative consolidated net earnings (taking into consideration losses) since the Closing Date, and plus (c) 75% of the aggregate net cash proceeds received by Parent from and after the Closing Date from the sale of any of its Stock.

               "Administrative Borrower" has the meaning set forth in Section
                -----------------------                               -------
17.9.
----
               "Advances" has the meaning set forth in Section 2.1.
                --------                               -----------

               "Affiliate" means, as applied to any Person, any other Person
                ---------
who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns
           --------  -------
directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

               "Agent" means Foothill, solely in its capacity as agent for the
                -----
Lenders hereunder, and any successor thereto.

               "Agent's Account" means an account at a bank designated by Agent
                ---------------
from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

               "Agent Advances" has the meaning set forth in Section 2.3(e)(i).
                --------------                               -----------------

               "Agent's Liens" means the Liens granted by Borrowers to Agent for
                -------------
the benefit of the Lender Group under this Agreement or the other Loan
Documents.

               "Agent-Related Persons" means Agent together with its Affiliates,
                ---------------------
officers, directors, employees, and agents.

               "Agreed Currency" means (i) Dollars, (ii) so long as such
                ---------------
currencies remain Eligible Currencies, the lawful currency of each Specified State and the Euro, and (iii) any other Eligible Currency which the Borrowers requests the Agent to include as an Agreed Currency hereunder and which is acceptable to the Agent.

               "Agreement" has the meaning set forth in the preamble hereto.
                ---------

               "Applicable Base Rate Margin" means the following margin based
                ---------------------------
upon the applicable Ratio of Senior Debt to EBITDA, to be effective as of the first day of the calendar month immediately following the date of determination, and based on the most recent quarterly financial statements received by Agent pursuant to Section 6.3(a) or (b), as the case may be, and the Compliance
             -------------    ---
Certificate calculation of the Ratio of Senior Debt to EBITDA delivered pursuant to Section 6.3(a)(iii):
   -------------------

      ======================================================================
        Ratio of Senior Debt to EBITDA         Applicable Base Rate Margin
        ------------------------------         ---------------------------
      ======================================================================
                     1.9:1.00                  2.25 percentage points
      ----------------------------------------------------------------------
                     1.7:1.00                  2.00 percentage points
      ----------------------------------------------------------------------
                     1.5:1.00                  1.75 percentage points
      ----------------------------------------------------------------------
                     1.3:1.00                  1.50 percentage points
      ----------------------------------------------------------------------
                     1.1:1.00                  1.25 percentage points
      ======================================================================

; provided, however, the failure to deliver financial statements and the
  --------  -------
Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Applicable Base Rate Margin to be the highest rate set forth above, effective as of the first day of the calendar month immediately following the date on which the delivery of the financial statements or the Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA was otherwise required; and provided further, however, that for the period from the
                        ----------------  -------
Closing Date through the last day of the calendar month during which the first anniversary of the Closing Date occurs and thereafter until such time as the Agent receives a Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA delivered pursuant to Section 6.3(a)(iii) establishing that a
                                -------------------
different Applicable Base Rate Margin applies, the Applicable Base Rate Margin shall be 1.75 percentage points.

          "Applicable LIBOR Rate Margin" means the following margin based upon
           ----------------------------
the applicable Ratio of Senior Debt to EBITDA, and to be effective as of the first day of the calendar month immediately following the date of determination, and based on the most recent quarterly financial statements received by Agent pursuant to Section 6.3(a) or (b), as the case may be, and the Compliance
            --------------    ---
Certificate calculation of the Ratio of Senior Debt to EBITDA delivered pursuant to Section 6.3(a)(iii):
   -------------------

      =======================================================================
        Ratio of Senior Debt to EBITDA         Applicable LIBOR Rate Margin
        ------------------------------         ----------------------------
      =======================================================================
                     1.9:1.00                  4.25 percentage points
      -----------------------------------------------------------------------
                     1.7:1.00                  4.00 percentage points
      -----------------------------------------------------------------------
                     1.5:1.00                  3.75 percentage points
      -----------------------------------------------------------------------
                     1.3:1.00                  3.50 percentage points
      -----------------------------------------------------------------------
                     1.1:1.00                  3.25 percentage points
      =======================================================================

; provided, however, the failure to deliver financial statements and the
  --------  -------
Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Applicable LIBOR Rate Margin to be the highest rate set forth above, effective as of the first day of the calendar month immediately following the date on which the delivery of the financial statements or the Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA was otherwise required; and provided further, however, that for the period from
                            ----------------  -------
the Closing Date through the last day of the calendar month during which the first anniversary of the Closing Date occurs and thereafter until such time as the Agent receives a Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA delivered pursuant to Section 6.3(a)(iii) establishing that a
                                     -------------------
different Applicable LIBOR Rate Margin applies, the Applicable LIBOR Rate Margin shall be 3.75 percentage points.

               "Applicable Prepayment Premium" means, as of any date of
                -----------------------------
determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, $2,100,000, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, $1,400,000, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, $700,000.

          "Applicable Unused Line Fee" means, as determined by Agent on a
           --------------------------
quarterly basis, and to be effective as of the first day of the calendar month immediately following the date of determination, and based on the most recent quarterly financial statements received by Agent pursuant to Section 6.3(a) or
                                                             --------------
(b), as the case may be, and the Compliance Certificate calculation of the Ratio
---
of Senior Debt to EBITDA delivered pursuant to Section 6.3(a)(iii), the
                                               -------------------
following percentage rate based upon the applicable Ratio of Senior Debt to
EBITDA:

      =======================================================================
        Ratio of Senior Debt to EBITDA         Applicable Unused Line Fee
        ------------------------------         --------------------------
      =======================================================================
                     1.9:1.00                  0.50%
      -----------------------------------------------------------------------
                     1.7:1.00                  0.50%
      -----------------------------------------------------------------------
                     1.5:1.00                  0.50%
      -----------------------------------------------------------------------
                     1.3:1.00                  0.375%
      -----------------------------------------------------------------------
                     1.1:1.00                  0.25%
      =======================================================================

; provided, however, the failure to deliver financial statements and the
  --------  -------
Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Applicable Unused Line Fee to be the highest rate set forth above, effective as of the first day of the calendar month immediately following the date on which the delivery of the financial statements or the Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA was otherwise required; and provided further, however, that for the period from the
                        ----------------  -------
Closing Date through the last day of the calendar month during which the first anniversary of the Closing Date occurs and thereafter until such time as the Agent receives a Compliance Certificate calculation of the Ratio of Senior Debt to EBITDA delivered pursuant to Section 6.3(a)(iii) establishing that a
                                -------------------
different Applicable Unused Line Fee applies, the Applicable Unused Line Fee shall be 0.50%.

               "Assignee" has the meaning set forth in Section 14.1.
                --------                               ------------

               "Assignment and Acceptance" means an Assignment and Acceptance
                -------------------------
substantially in the form of Exhibit A-1.
                             -----------

               "Authorized Person" means any officer or other employee of
                -----------------
Administrative Borrower.

               "Availability" means, as of any date of determination, if such
                ------------
date is a Business Day, and determined at the close of business on the immediately preceding

Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after
                                                        -----------
giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

               "Bankruptcy Code" means the United States Bankruptcy Code, as in
                ---------------
effect from time to time.

               "Base LIBOR Rate" means the rate per annum, determined by Agent
                ---------------
in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

               "Base Rate" means, the rate of interest announced within Wells
                ---------
Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

               "Base Rate Loan" means each portion of an Advance that bears
                --------------
interest at a rate determined by reference to the Base Rate.

               "Benefit Plan" means a "defined benefit plan" (as defined in
                ------------
Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA
-------------
Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of
                                                                ------------
ERISA) within the past six years.

               "Board of Directors" means the board of directors (or comparable
                ------------------
managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

               "Bonds" mean any surety agreements, undertakings or instruments
                -----
of guarantee signed by a bonding company or other surety on behalf of any Borrower.

               "Bonded Contract" means any Contract, including Construction
                ---------------
Contracts, referred to or described in any Bonds issued on behalf of any Borrower.

               "Bonded Contract Security Documents" means any Bonds, and all
                ----------------------------------
indemnity agreements, utilization agreements, security agreements, pledge agreements, collateral account agreements, and all other instruments or documents executed or delivered by any Borrower in connection with any Bond or Bonded Contract.

               "Books" means all of each Borrower's now owned or hereafter
                -----
acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

               "Borrower" and "Borrowers" have the respective meanings set forth
                --------       ---------
in the preamble to this Agreement.

               "Borrowing" means a borrowing hereunder consisting of Advances
                ---------
(or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to Administrative Borrower.

               "Borrowing Base" has the meaning set forth in Section 2.1.
                --------------                               -----------

               "Borrowing Base Certificate" means a certificate in the form of
                --------------------------
Exhibit B-1.
-----------

               "Business Day" means any day that is not a Saturday, Sunday, or
                ------------
other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

               "Buyer" means any third party buyer subject to the terms and
                -----
conditions of a Construction Contract.

               "Canadian Security Agreement" means a Security Agreement executed
                ---------------------------
and delivered by Friede Newfoundland and Friede Canada in favor of Parent, in form and substance satisfactory to Agent.

               "Canadian Security Documents" means, collectively, such
                ---------------------------
instruments, agreements, and documents governed by the laws of Canada or any political subdivision thereof, as Agent may require in order to secure the obligations of Friede Newfoundland and Friede Canada to Parent under the Intercompany Note, including the Canadian Security Agreement.

               "Canadian Subsidiary" means, individually or collectively, as the
                -------------------
context requires either of Friede Canada or Friede Newfoundland, or any of their Subsidiaries, and "Canadian Subsidiaries" shall mean all such Persons.
                   ---------------------

               "Canadian Subsidiary Collateral Assignment" means a collateral
                -----------------------------------------
assignment agreement executed and delivered by each applicable Borrower to Agent collaterally assigning the rights of such Borrowers in the Canadian Security Documents to the Agent for the benefit of the Lender Group, the form and substance of which is satisfactory to the Agent.

               "Capital Lease" means a lease that is required to be capitalized
                -------------
for financial reporting purposes in accordance with GAAP.

               "Capitalized Lease Obligation" means any Indebtedness represented
                ----------------------------
by obligations under a Capital Lease.

               "Capital Expenditures" means, with respect to any Person for any
                --------------------
period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Stock of, any other Person.

               "Cash Equivalents" means (a) marketable direct obligations issued
                ----------------
or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-2, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) repurchase obligations with a term of not more than 7 days for underlying securities of the type described in clause (a) above entered into with any financial institution meeting the qualifications specified in clause (d) above.

               "Cash Management Bank" has the meaning set forth in Section
                --------------------                               -------
2.7(a).
------

               "Cash Management Account" has the meaning set forth in Section
                -----------------------                               -------
2.7(a).
------

               "Cash Management Agreements" means those certain cash management
                --------------------------
service agreements, in form and substance satisfactory to Agent, each of which is among Administrative Borrower, Agent, and one of the Cash Management Banks.

               "Change of Control" means (a) any "person" or "group" (within the
                -----------------
meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

               "Closing Date" means the date of the making of the initial
                ------------
Advance (or other extension of credit) hereunder.

               "Closing Date Business Plan" means the set of Projections of
                --------------------------
Borrowers for the fiscal year ending December 31, 2000 and the fiscal year ending December 31, 2001 (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

               "Closing Date Adjusted Tangible Net Worth" means $92,000,000.
                ----------------------------------------

               "Code" means the New York Uniform Commercial Code, as in effect
                ----
from time to time.

               "Collateral" means all of each Borrower's now owned or hereafter
                ----------
acquired right, title, and interest in and to each of the following:

                    (a) Accounts, including all accounts and receivables related to or arising out of the use, operation, engagement, employment or management of any of the Ship Collateral, including all rights under charter agreements, rights of use, lettings, bills of lading, employments, engagements for carriage or transport of cargo or passengers, or other agreements, and all freights, hire, charter, profits, compensation and other money, payment and consideration due thereunder, whether earned or to be earned, of every nature and kind whatsoever,

                    (b) Books,

                    (c) Components;

                    (d) Contracts,

                    (e) Equipment,

                    (f) General Intangibles,

                    (g) Inventory,

                    (h) Investment Property,

                    (i) Materials;

                    (j) Negotiable Collateral,

                    (k) Real Property Collateral,

                    (l) the Ship Collateral, the Materials, Work and Components related to the Ship Collateral, and the Accounts, Equipment, Inventory and General Intangibles and other Rights related to or arising out of the use of the Ship Collateral;

                    (m) Work;

                    (n) all rights, liens and privileges of each such Borrower in and to any Ship Collateral, Work, Materials or Components of third parties for the payment of sums due and owing to each such Borrower pursuant to Louisiana Revised Statutes 9:4501 et seq, Louisiana Commercial Code Articles 2772, 2777, 3216, 3217, 3237 et seq;

                    (o) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                    (p) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, Ship Collateral, Work, Materials, Components, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof;

provided, however, that for so long as (i) (A) the Marad Financing Documents,
--------  -------
(B) the GE Financing Documents, or (C) the existing collateral documents with respect to TDI-North and TDI-South prohibit a Lien in favor of the Agent in the assets of Borrowers described on Schedule C-1, or (ii) any Indebtedness of FGO
                                 ------------
to Marad under the Marad Financing Documents is outstanding, the applicable portion of such assets (which includes the Marad Collateral) intended to be secured under the documentation referenced in clauses (i)(A), (B) or (C) above are specifically excluded from the definition of Collateral (the "Excluded
                                                                  --------
Assets").
------

               "Collateral Access Agreement" means a landlord waiver, bailee
                ---------------------------
letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory other than solely in Excluded Assets, in each case, in form and substance satisfactory to Agent.

               "Collections" means all cash, checks, notes, instruments, and
                -----------
other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

               "Commitment" means, with respect to each Lender, its Revolver
                ----------
Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their

Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule
                                                                        --------
C-2 or on the signature page of the Assignment and Acceptance pursuant to which
---
such Lender became a Lender hereunder in accordance with the provisions of
Section 14.1.
------------

               "Compliance Certificate" means a certificate substantially in the
                ----------------------
form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.
        -----------

               "Components" means, in accordance with Section 5522(h) of the
                ----------
Louisiana Ship Mortgage Law, all parts and components of a vessel, title to which is vested in a Borrower under the Louisiana Ship Mortgage Law, and which is fabricated by such Borrower for use in the construction of the vessel, which will, when so used, form a part of the vessel, and, with respect to goods located outside of the State of Louisiana, means all items of machinery, piping, cables, supplies, sheetmetal, and other materials used, consumed, fabricated or incorporated in connection with the construction of any vessel comprising Ship Collateral, and shall include all parts and components fabricated in connection with the completion of such vessel.

               "Consolidated Net Interest Expense" means, with respect to any
                ---------------------------------
Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person other than a Subsidiary of Parent), less the sum of interest income and non-cash accretion expense and non-cash amortization of debt origination cost for such period, each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

               "Construction Contract" means any Contract entered into from time
                ---------------------
to time between such Borrower, as builder, and one or more third parties, as Buyer, for the purpose of constructing a vessel, including but not limited to, those Contracts in effect as of the Closing Date listed on Schedule C-3.
                                                           ------------

               "Construction Fund" means the Construction Fund under and as
                -----------------
defined or used in the Marad Financing Documents (at the date of this Agreement, at Bancorp South), and composing a portion of the Excluded Assets.

               "Construction Moneys Fund" means the Construction Moneys Fund
                ------------------------
under and as defined or used in the Marad Financing Documents (at the date of this Agreement, at Bancorp South).

               "Continuing Director" means (a) any member of the Board of
                -------------------
Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent

(as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

               "Contract" means, all of the Borrowers' construction contracts
                --------
not composing Excluded Assets, sales orders, sales contracts, purchase orders, purchase contracts, operating agreements, management agreements, service agreements, development agreements, consulting agreements, leases and other contract rights and, to the extent they can lawfully be conveyed or assigned, express or implied warranties from the providers of goods or services pertaining to the operation of the business.

               "Contribution Agreement" means that certain Contribution
                ----------------------
Agreement, dated as of even date herewith, among the Borrowers, in form and substance satisfactory to Agent.

               "Control Agreement" means a control agreement, in form and
                -----------------
substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a DDA.

               "copyright" shall have the meaning ascribed to such term in the
                ---------
United States Copyright Act of 1976, as amended, and includes unregistered copyrights.

               "Copyright Security Agreement" means a copyright security
                ----------------------------
agreement executed and delivered by each Borrower and Guarantor Subsidiary to Agent, the form and substance of which is satisfactory to Agent.

               "Daily Balance" means, with respect to each day during the term
                -------------
of this Agreement, the amount of an Obligation owed at the end of such day.

               "DDA" means any checking or other demand deposit account
                ---
maintained by any Borrower or Guarantor Subsidiary, with the exception of the Title XI Reserve Fund, the Construction Fund, and the Construction Moneys Fund.

               "Default" means an event, condition, or default that, with the
                -------
giving of notice, the passage of time, or both, would be an Event of Default.

               "Defaulting Lender" means any Lender that fails to make any
                -----------------
Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

               "Defaulting Lender Rate" means (a) the Base Rate for the first 3
                ----------------------
days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

               "Designated Account" means account number 4375674512 of
                ------------------
Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of

Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent as provided in Section 2.9.
   -----------

               "Designated Account Bank" means Wells Fargo Texas, whose office
                -----------------------
is located at 1000 Louisiana, Houston, Texas 77002, and whose ABA number is 121000248, or such other Designated Account Bank (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent as provided in Section 2.9.
                        -----------

               "Dilution" means, as of any date of determination, a percentage,
                --------
based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrowers' Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

               "Dilution Reserve" means, as of any date of determination, an
                ----------------
amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

               "Disbursement Letter" means an instructional letter executed and
                -------------------
delivered by Administrative Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

               "Dollars" or "$" means United States dollars.
                -------      -

               "Due Diligence Letter" means the due diligence letter sent by
                --------------------
Agent's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

               "EBITDA" means, with respect to any fiscal period, Parent's and
                ------
its Subsidiaries consolidated net earnings (or loss), excluding extraordinary
                                                      ---------
gains and losses, and plus interest expense, income taxes, and depreciation and
                      ----
amortization for such period, as determined in accordance with GAAP.

               "Eligible Accounts" means those Accounts created by one of
                -----------------
Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed
                              --------  -------
and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Accounts shall not include the following:

                    (a) Accounts that the Account Debtor has failed to pay within 30 days of original invoice date,

                    (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                    (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower,

                    (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                    (e)  Accounts that are not payable in an Agreed Currency;

                    (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or in a Specified State, or (ii) is not organized under the laws of the United States or any state thereof or under the laws of a Specified State, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
                                                                          ------
(w) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (x) the Account is covered by credit insurance or other form of credit enhancement in form, substance, and amount, and by an insurer, Government Authority or credit enhancer, satisfactory to Agent, or (y) the Account is deemed an Eligible Account by the Agent in its sole discretion

                    (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC (S). 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction),

                    (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower that has made known its intention to assert a right of setoff, or has asserted a right of setoff, or has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

                    (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts (which concentration percentage may be increased by the Agent as it shall determine to an amount no greater than 20%, at the request of the Borrowers for specified Account Debtors), to the extent of the obligations owing by such Account Debtor in excess of such percentage,

                    (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                    (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                    (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                    (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

                    (n) (i) Accounts with respect to which the goods giving rise to such Account have not been shipped, or billed to, or accepted by the Account Debtor, or the services giving rise to such Account have not been performed, or billed to, or accepted by the Account Debtor or with respect to which the Account Debtor's obligations on the Account is conditional, whether because further action is required to be performed by the applicable Borrower, approval by a Person is required to be obtained, or otherwise, or (ii) the Account otherwise does not represent a final sale; provided that, where payment
                                                   --------
by the Account Debtor under an Account is required upon the completion of certain actions, the obtaining of certain approvals, or the achievement of certain milestones, such Account shall be an Eligible Account, to the extent of the amount of such required payment, if the Agent determines in its Permitted Discretion that the applicable action has been taken, the applicable approval has been obtained, or the applicable milestones have been achieved in accordance with the Contract giving rise to such Account and such Account otherwise qualifies as an Eligible Account,

                    (o) Accounts arising from the rendition of services or the sale of goods associated in any way with any Bonded Contract,

                    (p)  Accounts composing Excluded Assets, or

                    (q) Accounts which include a "retainage" or "hold-back" from the amount due with respect to such Accounts, to the extent of the amount of such "retainage" or "hold-back."

               "Eligible Currency" means any currency other than Dollars (i)
                -----------------
that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in an internationally recognized interbank market such as London, (iv) which is convertible into Dollars in the international interbank market, and (v) as to which an equivalent amount valued in Dollars at the applicable Exchange Rate may be readily calculated. If, after the designation by the Agent of any currency as an Agreed Currency, (a) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (b) such currency is, in the determination of the Agent, no longer readily available or freely traded or (c) in the determination of the Agent, an equivalent amount of such currency valued in Dollars at the applicable Exchange Rate is not readily calculable, Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as the Agent agrees to reinstate such currency as an Agreed Currency.

               "Eligible Equipment" means (a) the Equipment identified on
                ------------------
Schedule E-1 attached hereto and located at the locations set forth on Schedule
------------                                                           --------
E-1, and (b) any additional Equipment identified by Borrowers to Agent for
---
inclusion on Schedule E-1, which Equipment (i) is held for use in the ordinary
             ------------
course of Borrowers' business, (ii) is located in Texas, Mississippi, or Louisiana or the Canadian Province of Newfoundland, and in which Agent has a perfected Lien of first priority, (iii) is acceptable in all respects to Agent in its Permitted Discretion, (iv) is not a fixture with the exception of Equipment affixed to Real Property Collateral, (v) is not intended to be affixed to real property other than Real Property Collateral, or to become installed in or affixed to other goods other than Personal Property Collateral, (vi) is not subject to a Lien in favor of any Person other than Agent, (vii) is not subject to a lease agreement with any Person, (viii) has had its Net Orderly Liquidation Value established, (ix) is not acquired with respect to Title Transfer Construction Contracts or Construction Contracts with Governmental Authorities which provide for title in the Equipment to vest in the Governmental Authority if such Equipment is acquired with payments received under such Construction Contract, and (x) strictly complies with all of Borrowers' representations and warranties to Agent; provided, however, that, with respect to additional items
                     --------  -------
of Equipment, standards of eligibility may be fixed and revised from time to time by Agent in its Permitted Discretion. If and to the extent that an item of additional Equipment is identified by Borrowers to Agent that meets each of the foregoing criteria, Schedule E-1 automatically shall be deemed to be amended to
                    ------------
include such item of Equipment. Eligible Equipment shall not include obsolete items, damaged, defective, or destroyed items.

               "Eligible Inventory" means Inventory of Borrowers consisting of
                ------------------
first quality raw materials or finished goods held for sale in the ordinary course of Borrowers' business located at one of the business locations of Borrowers set forth on Schedule E-2 (or in-transit between any such locations),
                       ------------
that complies with each of the representations and warranties respecting Eligible Inventory made by Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from
             --------  -------
time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                    (a) a Borrower does not have good, valid, and marketable title thereto, including Inventory acquired with respect to Title Transfer Construction Contracts or Construction Contracts with Governmental Authorities which provide for title in the Inventory to vest in the Governmental Authority if such Inventory is acquired with payments received under such Construction Contract,

                    (b) it is not located at one of the locations in the United States of America or the Canadian Province of Newfoundland set forth on Schedule
                                                                        --------
E-2 or in transit from one such location to another such location,
---

                    (c) it is located on real property owned or leased by a Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the mortgagee, lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, including Inventory acquired with respect to Title Transfer Construction Contracts or Construction Contracts with Governmental Authorities which provide for title in the Inventory to vest in the Governmental Authority if such Inventory is acquired with payments received under such Construction Contract,

                    (d) it is not subject to a valid and perfected first priority security Agent's Lien,

                    (e) it consists of goods returned or rejected by a Borrower's customers, or

                    (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

               "Eligible Real Property Collateral" means (a) the Real Property
                ---------------------------------
Collateral identified on Schedule R-3 attached hereto, and (b) any additional
                         ------------
Real Property Collateral (with the exception of Excluded Assets) identified by Borrowers to Agent for inclusion on Schedule R-3, including the Excluded Real
                                    ------------
Property Collateral, which Real Property Collateral (i) is held for use in the ordinary course of Borrowers' business, (ii) is located in the continental United States of America, and in which Agent has a perfected Lien of first priority, (iii) is acceptable in all respects to Agent in its Permitted Discretion, (iv) with respect to which, subject to Section 3.2, Agent shall have
                                                   -----------
received (A) appraisals of the Net

Quick Sale Value of the Real Property Collateral satisfactory to Agent, and (B) a Mortgagee Policy in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent, including such endorsements to such Mortgage Policies as Agent shall require; (v) with respect to which Agent shall have received a phase-I or phase-II environmental report as Agent shall require; the environmental consultants retained for such reports, the scope of the reports, and the results thereof shall be acceptable to Agent;
(vi) with respect to which, subject to Section 3.2, Agent shall have received a
                                       -----------
real estate survey and title corrective work as Agent shall require; the surveyors retained for such surveys, the scope of the surveys and title corrective work, and the results thereof shall be acceptable to Agent, (vii) is not subject to a lease agreement with any Person as lessee, and (viii) strictly complies with all of Borrowers' representations and warranties to Agent; provided, however, that, with respect to additional parcels of Real Property
--------  -------
Collateral, standards of eligibility may be fixed and revised from time to time by Agent in its Permitted Discretion. If and to the extent that an item of additional Real Property Collateral is identified by Borrowers to Agent that meets each of the foregoing criteria, Schedule R-3 automatically shall be deemed
                                      ------------
to be amended to include such parcel of Real Property Collateral.

               "Eligible Transferee" means (a) a commercial bank organized under
                -------------------
the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $3,000,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $3,000,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, or any fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

               "Environmental Actions" means any complaint, summons, citation,
                ---------------------
notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

               "Environmental Law" means any applicable federal, state,
                -----------------
provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC (S) 1251 et seq;
                                                                       -- ---
the Toxic Substances Control Act, 15 USC, (S) 2601 et seq; the Clean Air Act, 42
                                                   -- ---
USC (S) 7401 et seq.; the Safe Drinking Water Act, 42 USC. (S) 3803 et seq.; the
             -- ---                                                 -- ---
Oil Pollution Act of 1990, 33 USC. (S) 2701 et seq.; the Emergency Planning and
                                            -- ---
the Community Right-to-Know Act of 1986, 42 USC. (S) 11001 et seq.; the
                                                           -- ---
Hazardous Material Transportation Act, 49 USC (S) 1801 et seq.; and the
                                                       -- ---
Occupational Safety and Health Act, 29 USC. (S)651 et seq. (to the extent it
                                                   -- ---
regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

               "Environmental Liabilities and Costs" means all liabilities,
                -----------------------------------
monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

               "Environmental Lien" means any Lien in favor of any Governmental
                ------------------
Authority for Environmental Liabilities and Costs.

               "Equipment" means all of Borrowers' now owned or hereafter
                ---------
acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles and Ship Collateral), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, and whether on board or not on board a vessel.

               "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended, and any successor statute thereto.

               "ERISA Affiliate" means (a) any Person subject to ERISA whose
                ---------------
employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

           "Estoppel Letter" shall mean that certain estoppel letter, dated as
            ---------------
of the Closing Date, executed and delivered to Agent and the Lenders by the Borrowers and Guarantor Subsidiaries, if applicable, in form and substance satisfactory to Agent, in connection with the transactions contemplated by the Purchase Agreement.

           "Euro" means the euro referred to in Council Regulation (EC) No.
            ----
1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

           "Event of Default" has the meaning set forth in Section 8.
            ----------------

           "Excess Availability" means the amount, as of the date any
            -------------------
determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of the earlier of (i) 60 days from due date and (ii) their historical levels with respect thereto, and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

           "Exchange Act" means the Securities Exchange Act of 1934, as in
            ------------
effect from time to time.

           "Exchange Rate" means and refers to the nominal rate of exchange
            -------------
(vis-a-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

           "Excluded Assets" has the meaning set forth in the definition of
            ---------------
"Collateral."

           "Excluded Real Property Collateral" means the following parcels of
            ---------------------------------
Real Property Collateral listed on Schedule R-2 that are excluded as of the
                                   ------------
Closing Date from the list of Eligible Real Property Collateral set forth on Schedule R-3 until such time, as determined by the Agent in its Permitted
------------
Discretion, such parcels of Real Property Collateral satisfy the criteria for inclusion as Eligible Real Property Collateral: Halter Moss Point located in Escatawpa, Mississippi and designated Site #5 on Schedule R-1; HMG Engineering
                                                 ------------
located in Gulfport, Mississippi and designated Site #6 on Schedule R-1; Halter
                                                           ------------
Marine-Central located in Gulfport, Mississippi and designated Sites #8 on Schedule R-1; FGO-West located in Pascagoula, Mississippi and designated Site
------------
#23 on Schedule R-1; Halter Marine located in Lockport, Louisiana and designated
       ------------
Site #4 on Schedule R-1; and Liberty Bayou located in Slidell, Louisiana and
           ------------
designated Site #20 on Schedule R-1.
                       ------------

           "Existing Mortgages" means, individually and collectively, each of
            ------------------
the mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Prior Administrative Agent or Prior Documentation Agent in connection with the

Prior Credit Agreement and that encumber certain parcels of real property, and the related improvements thereto, composing the Real Property Collateral.

           "Family Member" means, with respect to any individual, any other
            -------------
individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

           "Family Trusts" means, with respect to any individual, trusts or
            -------------
other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

           "Fee Letter" means that certain fee letter, dated as of even date
            ----------
herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

           "Fee Split Letter" shall mean that certain letter agreement, dated as
            ----------------
of the Closing Date, between Agent and Ableco, in its individual capacity, setting forth the allocation to Ableco of certain fees payable by Borrowers to Agent pursuant to the Fee Letter and establishing certain relationship agreements between the Lenders.

           "FEIN" means Federal Employer Identification Number.
            ----

           "FGO" means Friede Goldman Offshore,  Inc., a Mississippi corporation
            ---
(f\k\a HAM Marine, Inc.).

           "FGO Texas"  means  Friede  Goldman  Offshore  Texas,  L.P.,  a Texas
            ---------
limited partnership, and a Borrower.

           "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i)
            ---------------------------
EBITDA for such period, to (ii) the sum of (A) all principal of Indebtedness of Parent and its Subsidiaries scheduled to be paid or prepaid during such period (not including prepayments of Advances unless such prepayments are accompanied by a reduction of the Revolver Commitment and not including the final scheduled payment of the Obligations at the Maturity Date), plus (B) Consolidated Net Interest Expense of Parent and its Subsidiaries for such period, plus (C) all amounts paid or payable by Parent and its Subsidiaries on Operating Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (A) pro forma effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by Parent or any of its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and
(2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Parent or any of its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (B) interest on Indebtedness bearing a floating interest rate will be computed as if the rate on the date of computation had been the applicable rate for the entire period; (C) if such Indebtedness bears, at the option of Parent or any of its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of Parent or any of its

Subsidiaries, either the fixed or floating rate; and (D) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

           "Foothill" means Foothill Capital Corporation, a California
            --------
corporation.

           "Foreign Exchange Reserve" means, as of any date of date of
            ------------------------
determination, a reserve for foreign currency exchange rate risk with respect to Eligible Accounts payable in an Agreed Currency other than Dollars, and as to which Borrowers have not covered such foreign currency exchange rate risk through foreign currency hedging arrangements in a manner acceptable to Agent, in such amount as shall be determined by Agent in its Permitted Discretion from time to time on or after the Closing Date.

           "Friede Canada" means Friede Goldman Canada, Inc., a Canadian federal
            -------------
corporation.

           "Friede France" means Goldman France SAS, a French corporation.
            -------------

           "Friede Newfoundland" means Friede Goldman Newfoundland Limited, a
            -------------------
corporation organized under the laws of the Province of Newfoundland.

           "Funding Date" means the date on which a Borrowing occurs.
            ------------

           "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).
            --------------                               -------------------

           "GAAP" means generally accepted accounting principles as in effect
            ----
from time to time in the United States, consistently applied.

           "GE" means GE Capital Public Finance, Inc., a Connecticut
            --
corporation.

           "GE Financing Documents" means that certain Loan Agreement, dated as
            ----------------------
of December 1, 1998, among GE, as lender, Mississippi Business Finance Corporation, a public body corporate and political subdivision duly organized and validly existing under the laws of the State of Mississippi, as issuer, and Parent, as successor-in-interest to Friede Goldman International Inc., together with all security agreements, mortgages, assignments, notes, guaranties, documents, agreements, and instruments entered into by Parent or GE Guarantor in favor of GE.

           "GE Guarantor" means Friede Goldman Offshore, Inc., a Mississippi
            ------------
corporation, formerly known as HAM Marine, Inc., a Mississippi corporation, successor-in- interest by merger with Friede Goldman Offshore, Inc., a Delaware corporation.

           "General Intangibles" means all of Borrowers' now owned or hereafter
            -------------------
acquired right, title, and interest with respect to general intangibles (including Hedging Obligations), payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

           "Governing Documents" means, with respect to any Person, the
            -------------------
certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

           "Governmental Authority" means any federal, state, local, or other
            ----------------------
governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute- resolving panel or body.

           "Guarantor Security Agreement" means a security agreement executed
            ----------------------------
and delivered by each Guarantor Subsidiary to Agent, the form and substance of which is satisfactory to Agent.

           "Guarantor Subsidiary" means each of Bludworth Bond Holding, Inc., a
            --------------------
Delaware corporation, Bludworth Bond, L.P., a Louisiana limited partnership, Bludworth Bond LLC, a Louisiana limited liability company, Gretna Machine and Iron Works LLC, a Louisiana limited liability company, Halter Calcasieu LLC, a Louisiana limited liability company, Halter Gulf Repair, Inc., a Delaware corporation, Equitable Shipyards LLC, a Louisiana limited liability company, Halter Marine Panama City, Inc., a Delaware corporation, Halter Yachts, Inc., a Delaware corporation, and Marine Cleaning LLC, a Louisiana limited liability company.

           "Guaranty" means that certain general continuing guaranty executed
            --------
and delivered by each Guarantor Subsidiary in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

           "Hazardous Materials" means (a) substances that are defined or listed
            -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

           "Hedging Obligations" means, with respect to any Person, the
            -------------------
obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business.

           "Incipient Copyright" means any copyright that (a) has not yet become
            -------------------
a completed product, version, upgrade, add-on, or modification that is ready to be marketed by or on behalf of such Person, or (b) is not the subject of licenses thereof or other dispositions by such Person giving rise to Accounts, General Intangibles, or other rights to payment.

           "Indebtedness" means (a) all obligations of a Borrower or any of its
            ------------
Subsidiaries for borrowed money, (b) all obligations of a Borrower or any of its Subsidiaries evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower or any of its Subsidiaries in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower or any of its Subsidiaries under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower or any of its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower or any of its Subsidiaries for the deferred purchase price of assets (other than trade debt incurred or insurance premiums financed in the ordinary course of a Borrower's business or the business of any of its Subsidiaries and repayable in accordance with customary trade practices), and
(f) any obligation of a Borrower or any of its Subsidiaries guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower or any of its Subsidiaries) any obligation of any other Person which would be Indebtedness under clauses (a) through (e) above.

           "Indemnified Liabilities" has the meaning set forth in Section 11.3.
            -----------------------                               ------------

           "Indemnified Person" has the meaning set forth in Section 11.3.
            ------------------                               ------------

           "Indenture" means that certain Indenture, dated as of September 15,
            ---------
1997, between Parent, as successor-in-interest by merger to Halter Marine Group, Inc., and the Indenture Trustee, as amended by that certain First Supplemental Indenture dated as of November 2, 1999.

           "Indenture  Trustee" means (a) U.S. Trust Company of Texas,  N.A., in
            ------------------
its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

           "Indenture Documents" means, individually and collectively, the
            -------------------
Indenture and all agreements, instruments, and documents executed in connection therewith or pursuant thereto to which Parent or its Subsidiaries are party or by which their assets are bound.

           "Insolvency Proceeding" means any proceeding commenced by or against
            ---------------------
any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

           "Intangible Assets" means, with respect to any Person, that portion
            -----------------
of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

           "Intellectual Property" means all patents, patent applications,
            ---------------------
trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know-how and processes used in or necessary for the conduct of the business of any Person as currently conducted that are material to the condition (financial or otherwise), business, or operations of such Person.

           "Intercompany Note" means that certain promissory note jointly made
            -----------------
by Friede Newfoundland and Friede Canada in favor of Parent in the original principal amount of $15,000,000.

           "Intercompany Subordination Agreement" means a subordination
            ------------------------------------
agreement executed and delivered by Borrowers and the Guarantor Subsidiaries to Agent, the form and substance of which is satisfactory to Agent.

           "Interest Period" means, with respect to each LIBOR Rate Loan, a
            ---------------
period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period
                              --------  -------
would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

           "Inventory" means all Borrowers' now owned or hereafter acquired
            ---------
right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business, including Materials and

Components included or to be included in the Ship Collateral, or comprising a portion of the Ship Collateral.

           "Investment" means, with respect to any Person, any investment by
            ----------
such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission,
                                 -------------
travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less, in the case of any loan or advance, any repayment of the principal thereof.

           "Investment Property" means all of Borrowers' now owned or hereafter
            -------------------
acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

           "IRC" means the Internal Revenue Code of 1986, as in effect from time
            ---
to time.

           "Issuing Lender" means Foothill or any other Lender that, at the
            --------------
request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

           "L/C" has the meaning set forth in Section 2.12(a).
            ---

           "L/C Cash Collateral" has the meaning set forth in Section
            -------------------                               -------
2.4(a)(iii).
-----------

           "L/C Disbursement" means a payment made by the Issuing Lender
            ----------------
pursuant to a Letter of Credit.

           "L/C Undertaking" has the meaning set forth in Section 2.12(a).
            ---------------                               ---------------

           "Lender" and " Lenders" have the respective meanings set forth in the
            ------        -------
preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.
                                                    ------------

           "Lender Group" means, individually and collectively, each of the
            ------------
Lenders (including the Issuing Lender) and Agent.

           "Lender Group Expenses" means all (a) costs or expenses (including
            ---------------------
taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan

Documents that are paid or incurred by any one or more members of the Lender Group, (b) fees or charges paid or incurred by any one or more members of the Lender Group in connection with the Lender Group's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by any one or more members of the Lender Group in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by any one or more members of the Lender Group resulting from the dishonor of checks,
(e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of any one or more members of the Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any one or more members of the Lender Group's relationship with any Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

           "Lender-Related Person" means, with respect to any Lender, such
            ---------------------
Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

           "Letter of Credit" means an L/C or an L/C Undertaking, as the context
            ----------------
requires.

           "Letter of Credit Usage" means, as of any date of determination, the
            ----------------------
aggregate undrawn amount of all outstanding Letters of Credit.

           "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).
            --------------                               ------------------

           "LIBOR Notice" means a written notice in the form of Exhibit L-1.
            ------------                                        -----------

           "LIBOR Rate" means, for each Interest Period for each LIBOR Rate
            ----------
Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

           "LIBOR Rate Loan" means each portion of an Advance that bears
            ---------------
interest at a rate determined by reference to the LIBOR Rate.

           "Lien" means any interest in an asset securing an obligation owed to,
            ----
or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

           "Loan Account" has the meaning set forth in Section 2.10.
            ------------

           "Loan Documents" means this Agreement, the Cash Management
            --------------
Agreements, the Canadian Subsidiary Collateral Assignment, the Contribution Agreement, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Estoppel Letter, the Fee Letter, the Guaranty, the Guarantor Security Agreement, the Intercompany Subordination Agreement, the Letters of Credit, the Louisiana Addendum to Guarantor Security Agreement, the Louisiana Addendum to Loan Agreement, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Prior Loan Documents, the Purchase Agreement, the Resignation and Appointment Agreement, the Ship Mortgages, the Stock Pledge Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower, or any Guarantor Subsidiary, and the Lender Group in connection with this Agreement.

           "Louisiana Addendum to Guarantor Security Agreement" means that
            --------------------------------------------------
certain Louisiana Addendum to Security Agreement, with respect to Louisiana law remedies applicable to the Guarantor Security Agreement, executed by each Guarantor Subsidiary and Agent, the form and substance of which is satisfactory to Agent.

           "Louisiana Addendum to Loan Agreement" means that certain Louisiana
            ------------------------------------
Addendum to Loan Agreement, with respect to Louisiana law remedies applicable to this Agreement, executed by each Borrower and Agent, the form and substance of which is satisfactory to Agent.

           "Louisiana Ship Mortgage Law" means the Louisiana Ship Mortgage Law,
            ---------------------------
Louisiana Revised Statutes 9:5521 et seq.

           "Marad" means the Maritime Administration of the United States
            -----
Department of Transportation, and its successors and assigns under the Marad Financing Documents.

           "Marad Collateral" means the assets of FGO set forth on Schedule 1 to
            ----------------
Schedule C-1.

           "Marad Financing Documents" means, individually and collectively, the
            -------------------------
United States Government Guaranteed Shipyard Modernization Financing Bonds, HAM Marine Series 2013 issued by FGO and all other agreements, documents and instruments executed or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

           "Material Adverse Change" means (a) a material adverse change in the
            -----------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of either the Parent's ability or the Borrowers' ability taken as a whole, to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower.

           "Materials" means, in accordance with Section 5522(g) of the
            ---------
Louisiana Ship Mortgage Law, all materials, all items of Equipment title to which is vested in a Borrower under the Louisiana Ship Mortgage Law, and which are purchased or acquired for use in the construction of a vessel, which will, when so used, form a part of such vessel and which have been delivered to a Shipyard, and, with respect to goods located outside of the State of Louisiana, means all items of machinery, piping, cables, supplies, sheetmetal, and other materials used, consumed, fabricated or incorporated in connection with the construction of any vessel comprising Ship Collateral, and shall include all parts and components fabricated in connection with the completion of such vessel.

           "Maturity Date" has the meaning set forth in Section 3.4.
            -------------                               -----------

           "Maximum Revolver Amount" means $70,000,000.
            -----------------------

           "Maximum Term Loan Amount" means $40,000,000.
            ------------------------

           "Mortgage Policy" and "Mortgage Policies" have the meanings set forth
            ---------------       -----------------
in Section 3.1(w).
   --------------

           "Mortgages" means, individually and collectively, each of the
            ---------
Existing Mortgages, the Additional Mortgages and the New Mortgages.

           "Negotiable Collateral" means all of Borrowers' now owned and
            ---------------------
hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

           "Net Liquidation Percentage" means the percentage of the book value
            --------------------------
of Borrowers' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

           "Net Orderly Liquidation Value" means, with respect to an item of
            -----------------------------
Eligible Equipment, as of any date of determination, the orderly liquidation value thereof as determined by Agent in its Permitted Discretion, which determination may be made by Agent in reliance on periodic appraisals; provided,
                                                                       --------
however, as of any date of determination, the aggregate New Orderly Liquidation
-------
Value of all items of Eligible Equipment shall not exceed $21,652,000, which total amount may be increased, based upon the results of the appraisal required by Section 3.2(j), as determined by Agent in its Permitted Discretion, minus the
   --------------
then amount of the Net Orderly Liquidation Value Reserve.

           "Net Orderly Liquidation Value Reserve" means a reserve initially set
            -------------------------------------
as of the first day of the second calendar month immediately following the Closing Date at $240,573, such amount thereafter to increase by $240,573 as of the first day of each succeeding month, but not to exceed that aggregate amount which reduces the borrowing availability attributable to Eligible Equipment to zero, subject to adjustment from time to time as Agent shall determine in its Permitted Discretion as a result of Agent's review of periodic appraisals.

           "Net Proceeds" means, with respect to the sale or other disposition
            ------------
of any asset by any Borrower or any of its Subsidiaries (including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received (directly or indirectly) in cash (including any cash received by way of deferred payment pursuant to a note receivable, installment receivable, purchase price adjustment receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the principal amount of any Indebtedness which is secured by any such asset (other than Indebtedness assumed by the purchaser of such asset) or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred by the such Borrower or its Subsidiaries in connection with such sale or other disposition, but only to the extent that such out-of-pocket expenses and fees, if paid to an Affiliate of such Borrower, are approved by the Agent in its sole discretion exercised reasonably, and provided that all such expenses and fees are set forth on a certificate provided to the Agent, and (C) federal and state taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

           "Net Quick Sale Value" means, with respect to a parcel of Eligible
            --------------------
Real Property Collateral, as of any date of determination, the net quick sale value thereof as determined by Agent in its Permitted Discretion, which determination may be made by Agent in reliance on periodic appraisals; provided,
                                                                       --------
however, as of any date of determination, the aggregate Net Quick Sale Value of
-------
all parcels of Eligible Real Property Collateral shall not exceed $65,815,000, which total amount may be increased as determined by Agent in its Permitted Discretion, based upon the results of an appraisal of the FGO West Real Property, located at 3400 Litton Road, Pascagoula, Mississippi 39567 ("FGO
                                                                       ---
West"), at such time as FGO West satisfies the requirements for inclusion as
----
Eligible Real Property Collateral, minus the then amount of the Net Quick Sale Value Reserve.

           "Net Quick Sale Value Reserve" means a reserve initially set as of
            ----------------------------
the first day of the second calendar month immediately following the Closing Date at $319,934, such amount thereafter to increase by $319,934 as of the first day of each succeeding month, but not to exceed that aggregate amount which reduces the borrowing availability attributable to Eligible Real Property Collateral to zero, subject to adjustment from time to time as Agent shall determine in its Permitted Discretion as a result of Agent's review of periodic appraisals.

           "New Mortgages" means, individually and collectively, each of the
            -------------
mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Agent, amending or amending and restating an Existing Mortgage.

           "Obligations" means all loans (including the Term Loan), Advances,
            -----------
debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

           "Obsolete Copyright" means any copyright of a Person that, in such
            ------------------
Person's good faith determination (a) is no longer sold or marketed by such Person, (b) is not generating any material amount of Accounts, General Intangibles, or revenues of such Person, or (c) does not have a material fair market value.

           "Officers' Certificate" means the representations and warranties of
            ---------------------
officers form submitted by Agent to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

           "Operating Lease Obligations" means all obligations for the payment
            ---------------------------
of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

           "Originating Lender" has the meaning set forth in Section 14.1(e).
            ------------------                               ---------------

           "Overadvance" has the meaning set forth in Section 2.5.
            -----------                               -----------

           "Parent" has the meaning set forth in the preamble to this Agreement.
            ------
           "Participant" has the meaning set forth in Section 14.1(e).
            -----------                               ---------------

           "Patent Security Agreement" means a patent security agreement
            -------------------------
executed and delivered by each Borrower and Guarantor Subsidiary to Agent, the form and substance of which is satisfactory to Agent.

           "Permitted Acquisition" means an Acquisition made by a Borrower so
            ---------------------
long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the assets being acquired, or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of Parent and its Subsidiaries as such business exists on the Closing Date, (c) the aggregate consideration paid or payable for Permitted Acquisitions (including Acquired Indebtedness, but excluding consideration paid or payable in the common Stock of Parent or other Stock of Parent that does not require any cash payment until after the second anniversary of the Maturity Date) during any fiscal year, after giving effect to the proposed Acquisition, shall not exceed $10,000,000, (d) the aggregate consideration paid or payable for all Permitted Acquisitions (including Acquired Indebtedness, but excluding consideration paid or payable in the common Stock of Parent or other Stock of Parent that does not require any cash payment until after the second anniversary of the Maturity Date), after giving effect to the proposed Acquisition, shall not exceed $20,000,000, (e) after giving effect to the payment of the aggregate consideration paid or payable with respect to any specific Permitted Acquisition (including Acquired Indebtedness, but excluding consideration paid or payable in the common Stock of Parent or other Stock of Parent that does not require any cash payment until after the second anniversary of the Maturity Date), the Borrowers will have Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements of not less than $25,000,000 (such aggregate amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements to include not less than $10,000,000 attributable to Excess Availability), (f) Parent has provided Agent and the Lenders, no later than 15 days prior to the anticipated effective date of any proposed Acquisition, with (i) copies of all documentation, including stock or asset purchase agreements and all documents or instruments related thereto, with respect to the proposed Acquisition, together with a certificate of the Secretary of Parent certifying each such document or instrument as being a true, correct, and complete copy thereof, and (ii) written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Parent (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Parent and Agent), Borrowers would have been in compliance with each of the financial covenants in Section 7.20 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements,
(g) in the case of an asset Acquisition, the subject assets are being acquired by one or more of the Borrowers, (h) in the case of a Stock Acquisition, the subject Stock is being acquired in such Acquisition directly by a Borrower, (i) in the case of an asset Acquisition, the relevant Borrower shall have executed and delivered any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Agent in order to include the newly acquired assets within the Collateral, and (j) in the case of a Stock Acquisition, (i) the Borrowers shall have executed and delivered a supplement to the Stock Pledge Agreement in order to include the Stock being acquired thereunder and shall have delivered to Agent possession of the original Stock certificates respecting all of the issued and outstanding shares of Stock of such acquired Person, together with stock powers with respect thereto endorsed in blank, and (ii) the Borrowers shall have caused such acquired Person to execute and deliver a joinder to this Agreement in order to make such Person a party hereto, together with any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Agent in order to cause such cause acquired Person to be obligated with respect to the Obligations and to include the assets of the acquired Person within the Collateral. Without limiting whether or not an Acquisition shall constitute a Permitted Acquisition, in the event that Borrowers request of Agent that the Inventory, Equipment, or Accounts being acquired through a Permitted Acquisition be included in the Borrowing Base as Eligible Accounts, Eligible Equipment, or Eligible Inventory, as the case may be, Agent shall have completed its audit, appraisal, and standard due diligence review with respect to the assets or Person that is to be the subject of the proposed Permitted Acquisition and the results thereof shall be satisfactory to Agent in the exercise of its Permitted Discretion before such Inventory, Equipment, or Accounts shall be included in the Borrowing Base.

           "Permitted Affiliate Transactions" means (a) employment agreements,
            --------------------------------
stock option or other incentive plans existing on the Closing Date and listed on Schedule P-1, or thereafter entered into by the Parent, any other Borrower, or a
------------
Canadian Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Parent's Board of Directors, or (b) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, or consultants of the Parent, any other Borrower, or a Canadian Subsidiary as determined in good faith by a majority of the disinterested directors of the Parent's Board of Directors.

           "Permitted Discretion" means a determination made in good faith and
            --------------------
in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

           "Permitted Dispositions" means (a) provided no Default or Event of
            ----------------------
Default shall have occurred and be continuing or would result from the consummation of the proposed disposition, sales or other dispositions by Borrowers of Equipment that is substantially worn, damaged, obsolete, or no longer useful to or needed for the business of Borrowers in the ordinary course of the applicable Borrower's business, provided that the gross sales price of
                                       --------
such Equipment is not less than fair market value and at least 75% of the total consideration received by such Borrower in respect of such Equipment consists of cash, (b) sales by Borrowers of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) provided no Default or Event of Default shall have occurred and is continuing, the sale or other disposition of those items of Collateral listed on Schedule P-2, shall be at the minimum gross sales price and with the minimum
   ------------
net cash sale proceeds received at the closing of such sale or other disposition of no less than the respective release price and net sale proceeds amount set forth opposite each such parcel of Real Property Collateral on Schedule P-2, (e)
                                                               ------------
the licensing by Borrowers, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Borrower's business, (f) transfers or other dispositions of assets by a Solvent Borrower to another Solvent Borrower or by a Guarantor Subsidiary or a Canadian Subsidiary to a Solvent Borrower, (g) provided no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed disposition, the sale or other disposition of the Trinity Note, and (h) sales and other dispositions by FGO of Excluded Assets to the extent permitted under the Marad Financing Documents and the GE Financing Documents, as applicable.

           "Permitted Holder" means J. L. Holloway,  and his Family Members, and
            ----------------
his Family Trusts.

           "Permitted Investments" means (a) investments in Cash Equivalents,
            ---------------------
(b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments existing as of the Closing Date and set forth on Schedule P-3, (e) investments by any Solvent Borrower in any other Solvent
------------
Borrower provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement, (f) Investments made after the Closing Date in an aggregate amount not to exceed $1,000,000, (g) Investments (including Acquisitions) by Friede France and its Subsidiaries, (h) Hedging Obligations,
(i) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (j) Investments as a result of consideration received in connection with a Permitted Disposition, (k) advances made in connection with purchases of goods or services in the ordinary course of business, (k) accounts owing to the Parent or any Borrower or Canadian Subsidiary, if created in the ordinary course of business and, if applicable, in compliance with Section 7.14, (l) loans or
                                                   ------------
advances to employees made in the ordinary course of business not to exceed an aggregate amount of $500,000 outstanding at any one time, (m) loans or advances for which the obligation to repay is evidenced by the Intercompany Note, (n) Investments made with the Title XI Reserve Fund, the Construction Fund and the Construction Moneys Fund, as permitted under the Marad Financing Documents, and
(o) Permitted Acquisitions.

           "Permitted Liens" means (a) Liens held by Agent for the benefit of
            ---------------
Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-4, (d) the
                                                      ------------
interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (l) with respect to any Real Property, easements or reservations, rights of way, mineral rights, servitudes, zoning restrictions, and other restrictions or encumbrances that do not, in each case or in the aggregate, materially interfere with or impair the use or operation thereof by Borrowers, (m) unperfected Liens in Inventory, Equipment, Accounts, Securities Accounts and DDAs, directly related to Construction Contracts subject to Bonds issued by a bonding company or other surety rated A-VII or better by A.M. Best Company, in favor of such bonding company or other surety pursuant to a bonding company indemnity agreement(s) in such bonding company's or other surety's customary form, which bonding company indemnity agreement(s) have been submitted to Agent prior to the execution thereof by the applicable Borrower and Agent has reviewed and approved the bonding company indemnity agreement(s), which approval shall be given or denied in Agent's sole discretion, including Agent's conditioning such approval on such bonding companies entering into such intercreditor agreements with the Agent as the Agent may require in its sole discretion, (n) perfected Liens in Inventory, Accounts, Securities Accounts and DDAs, directly related to Construction Contracts subject to Bonds issued by a bonding company or other surety rated A-VII or better by A.M. Best Company, in favor of such bonding company or other surety pursuant to a bonding company indemnity agreement(s) in such bonding company's or other surety's customary form, as to which Liens the bonding company or other surety and Agent have entered into an intercreditor agreement, the form and substance of which shall be acceptable to Agent in its sole discretion, (o) subject to Agent's receipt of no less that 15 days prior written notice from the applicable Borrower advising Agent of such event, Liens granted by a Borrower, a Canadian Subsidiary, or a Buyer, in each case in the ordinary course of business on Ship Collateral or other Inventory under construction or Materials or Components used in the construction of such Inventory in favor of a purchaser, owner or supplier of such Ship Collateral or other Inventory, Components or Materials (or the lenders to such purchasers, owners, or suppliers), (p) Liens, granted by a Person other than a Borrower or any Subsidiary thereof and existing prior to the date of Acquisition, on the assets purchased or otherwise acquired by a Borrower through a Permitted Acquisition securing Acquired Indebtedness assumed by such Borrower with respect to such Permitted Acquisition, (q) Liens granted by a Borrower in favor of the United States of America in effect as of the Closing Date encumbering assets composing a portion of the Excluded Assets as detailed on Schedule C-1, (r) Liens granted by a Borrower in favor of GE in effect as of the
------------
Closing Date encumbering assets composing a portion of the Excluded Assets as detailed on Schedule C-1, (s) Liens granted by a Canadian Subsidiary in favor of
            ------------
a Borrower to secure its obligations under the Intercompany Note evidencing Indebtedness permitted by Section 7.1(h), (t) Liens securing Indebtedness
                          --------------
permitted under Section 7.1(h), and (u) Liens granted by Friede France or any of
                --------------
its Subsidiaries.

           "Permitted Protest" means the right of the applicable Borrower to
            -----------------
protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

           "Permitted Purchase Money Indebtedness" means, as of any date of
            -------------------------------------
determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $7,500,000.

           "Person" means natural persons, corporations, limited liability
            ------
companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

           "Personal  Property  Collateral" means all Collateral other than Real
            ------------------------------
Property.

           "Physical Inventory" means a physical count of Borrowers' Inventory
            ------------------
(the methodology and implementation of such physical count to be satisfactory to Agent in its

Permitted Discretion) and the reflection of the results of such physical count in Borrowers' Books in accordance with GAAP.

           "Prior Administrative Agent" has the meaning set forth in the
            --------------------------
recitals to this Agreement.

           "Prior Loan Documents" means all agreements, instruments, or
            --------------------
documents assigned by Prior Administrative Agent, Prior Documentation Agent, or Prior Syndication Agent to Agent pursuant to the Resignation and Appointment Agreement.

           "Prior Credit Agreement" has the meaning set forth in the recitals to
            ----------------------
this Agreement.

           "Prior Documentation Agent" has the meaning set forth in the recitals
            -------------------------
to this Agreement.

           "Prior Lenders" has the meaning set forth in the recitals to this
            -------------
Agreement.

           "Prior Syndication Agent" has the meaning set forth in the recitals
            -----------------------
to this Agreement.

           "Projections" means Parent's forecasted (a) balance sheets, (b)
            -----------
profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

           "Pro Rata Share" means, as of any date of determination:
            --------------

               (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

               (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

               (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (x) such Lender's Term Loan Commitment, by (y) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (x) the principal amount of such Lender's portion of the Term Loan Amount by (y) the Term Loan Amount, and

               (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the
                                                         ------------
percentage obtained by dividing (i) such Lender's Revolver Commitment plus the unpaid principal amount of such Lender's portion of the Term Loan Amount, by
(ii) the aggregate amount of Revolver Commitments of all Lenders plus the Term Loan Amount; provided, however, that in the event the Revolver Commitments have
             --------  -------
been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances plus the unpaid principal amount of such Lender's portion of the Term Loan Amount by (B) the principal amount of all outstanding Advances plus the Term Loan Amount.

          "Purchase Agreement" shall mean that certain Assignment and
           ------------------
Acceptance, dated as of the Closing Date, executed and delivered by the Prior Lenders and the Lenders, in form and substance satisfactory to the Lenders, relative to the assignment and delegation by the Prior Lenders and the acceptance and assumption by the Lenders of the rights and duties of the Prior Lenders under the Prior Credit Agreement.

          "Purchase Money Indebtedness" means Indebtedness (other than the
           ---------------------------
Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Real Property" means any estates or interests in real property now
           -------------
owned or leased or hereafter acquired or leased by any Borrower and the improvements thereto, which estates or interests, as of the Closing Date, are as listed on Schedule R-1.
          ------------

          "Ratio of Senior Debt to EBITDA" means the ratio determined by
           ------------------------------
dividing (i) Senior Debt outstanding at the end of each such calendar quarter by
(ii) EBITDA for the 12 month period ending as of the end of each calendar quarter (with the exception of the calendar quarter ended December 31, 2000, for which the measuring period shall be 3 months, for the calendar quarter ended March 31, 2001, for which the measuring period shall be 6 months, and for the calendar quarter ended June 30, 2001, for which the measuring period shall be 9 months).

          "Real Property Collateral" means (a) the parcel or parcels of Real
           ------------------------
Property identified on Schedule R-2 as Real Property Collateral, and (b) any
                       ------------
additional parcels of Real Property hereafter acquired by a Borrower and identified by Borrowers to Agent for inclusion on Schedule R-2, and, upon such identification, Schedule R-2 shall be
             ------------                                 ------------
deemed to be amended to include such parcel of Real Property.

          "Record" means information that is inscribed on a tangible medium or
           ------
which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Remedial Action" means all actions taken to (a) clean up, remove,
           ---------------
remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC (S) 9601.

          "Report" has the meaning set forth in Section 16.17.
           ------                               -------------
          "Required Availability" means Excess Availability and unrestricted
           ---------------------
cash and Cash Equivalents of Borrowers on deposit in Securities Accounts or DDAs subject to Control Agreements in an amount of not less than $60,000,000 provided
                                                                        --------
that such Required Availability shall include not less than $10,000,000 attributable to Excess Availability.

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares
           ----------------
aggregate 51% as determined pursuant to clause (d) of the definition of "Pro Rata Share."

          "Required Term Loan Lenders" means, as of any date of determination,
           --------------------------
so long as any Term Loan Amount is outstanding, Lenders holding 51% of the outstanding Term Loan Amount, and, if no Term Loan Amount is outstanding, means Required Lenders.

          "Reserve Percentage" means, on any day, for any Lender, the maximum
           ------------------
percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Reserves" means all Foreign Exchange Reserves, Dilution Reserves, the
           --------
Net Orderly Liquidation Value Reserve, the Net Quick Sale Value Reserve, and any other reserves that may be established under this Agreement.

          "Resignation and Appointment Agreement" shall mean that certain
           -------------------------------------
resignation and appointment agreement, dated as of the Closing Date, executed and delivered by the Prior Administrative Agent, Prior Syndication Agent, and Prior Documentation Agent to Agent, in form and substance satisfactory to Agent, in connection with the transactions contemplated by the Purchase Agreements.

          "Revolver Commitment" means, with respect to each Lender, its Revolver
           -------------------
Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-2 or on the signature page of the
                          ------------
Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

          "Revolver Usage" means, as of any date of determination, the sum of
           --------------
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

          "Rights" means and includes:
           ------

               (a) any and all present and future options to sell, lease or charter any of the Ship Collateral or any interest therein;

               (b) any and all of a Borrower's Accounts and General Intangibles in any way related to any of the Ship Collateral or the construction thereof;

               (c) any and all of a Borrower's rights under any present and future construction, architectural and engineering contracts or agreements with regard to the construction of the Ship Collateral, including all rights under the Construction Contracts, and any and all surety bonds, letters of credit and guaranties in connection therewith of every nature and kind whatsoever, including without limitation, the rights of such Borrower and its remedies to enforce or receive payments or damages under such construction, engineering, or architectural contracts and surety bonds, letters of credit or guaranties, as provided therein, or as otherwise provided under applicable law; and

               (d) any and all of a Borrower's present and future contract rights, instruments and documents necessary for use or useful in connection with the construction, ownership or operation of the Ship Collateral, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all other rights and remedies of any kind forming the subject matter thereof.

          "Risk Participation Liability" means, as to each Letter of Credit, all
           ----------------------------
reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SEC" means the United States Securities and Exchange Commission and
           ---
any successor thereto.

          "Securities Account" means a "securities account" as that term is
           ------------------
defined in the Code, with the exception of the Title XI Reserve Fund, the Construction Fund, the Construction Moneys Fund, and the Travelers' Fund.

          "Senior Debt" means, as of any date of determination, the sum of (a)
           -----------
Advances outstanding as of such date, (b) the Term Loan Amount, and (c) the Letter of Credit Usage.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).
           ----------                               -----------------

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).
           ---------------                               -----------------

          "Ship Collateral" means, with the exception of the Excluded Assets,
           ---------------
(a) the U.S. flag vessels of a Borrower identified on Schedule S-1 attached
                                                      ------------ --------
hereto, (b) any additional U.S. flag vessels hereafter acquired by a Borrower and identified by Borrowers to Agent for inclusion on Schedule S-1, and, upon
                                                      ------------
such identification, Schedule S-1 shall be deemed to be amended to include such
                     ------------
U.S. flag vessel; and (c) the vessels assigned the hull numbers indicated on Schedule S-1 (as the same may be supplemented from time to time), or otherwise constituting a vessel under construction or to be constructed in future for a Buyer by a Borrower under a Construction Contract, together with any and all present and future materials, components, engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts and any and all manuals, materials, supplies, and components in any way related to the construction of any such vessel and any and all other appurtenances thereto, appertaining or belonging to any such vessel to be constructed, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements and replacements therefor, made in or to said vessels, or any part or parts thereof. Ship Collateral shall be included as Eligible Equipment and included on Schedule
                                                                        --------
E-1 if such Ship Collateral otherwise satisfies the criteria for the inclusion
---
of Equipment as Eligible Equipment.

          "Ship Mortgages" means the U.S. First Preferred Fleet Mortgages, dated
           --------------
as of November 3, 1999, executed by certain of the Borrowers identified therein in favor of Prior Administrative Agent that encumber the Ship Collateral.

          "Shipyard" means any shipyard or construction area used by a Borrower
           --------
in the construction of Ship Collateral.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "Specified State" means, England, Scotland, Wales, Ireland, Australia,
           ---------------
France, Germany, Italy, New Zealand, Canada, Norway, Finland, Switzerland, Sweden, Belgium, Japan, Singapore, the Netherlands, or any other state approved by Agent.

          "Stock" means all shares, options, warrants, interests,
           -----
participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Stock Pledge Agreement" means a stock pledge agreement, in form and
           ----------------------
substance satisfactory to Agent, executed and delivered by Parent and each Borrower and Guarantor Subsidiary that owns Stock of a Subsidiary of Parent.

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Swing Lender" means Foothill or any other Lender that, at the request
           ------------
of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).
           ----------                               -----------------

          "Taxes" has the meaning set forth in Section 16.11.
           -----                               -------------

          "TDI-North" means that certain parcel of Real Property, owned of
           ---------
record by FGO Texas, located in Port Arthur, Texas, and designated Site #13 on Schedule R-1.
------------

          "TDI-South" means that certain parcel of Real Property, owned of
           ---------
record by FGO Texas, located in Port Arthur, Texas, and designated Site #15 on Schedule R-1.
------------

          "Term Loan" has the meaning set forth in Section 2.2(a).
           ---------                               --------------

          "Term Loan Amount" means, as of any date of determination, the
           ----------------
outstanding principal amount of the Term Loan, plus the then extant Term Loan PIK Amount.

          "Term Loan Commitment" means, with respect to each Lender, its Term
           --------------------
Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-2 or on the signature page of the
                                ------------
Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                               ------------

          "Term Loan PIK Amount" means as of any date of determination, the
           --------------------
amount of all interest accrued with respect to the Term Loan Amount that has been paid-in-kind by being added to the balance thereof in accordance with
Section 2.6(a)(ii).
------------------

          "Test Period" means, as of the end of any calendar quarter, the 12
           -----------
month period then ended, with the exception of: (i) the calendar quarter ended December 31, 2000, for which the Test Period shall be the 3 month period then ended, (ii) the calendar quarter ended March 31, 2001, for which the Test Period shall be the 6 month period then ended, and (iii) for the calendar quarter ended June 30, 2001, for which the Test Period shall be the 9 month period then ended; provided, however, that in the event that Borrowers' Excess Availability and
--------  -------
unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements as of the end of any calendar month shall be less than (i) for the period from the Closing Date through December 31, 2000, $50,000,000, and (ii) thereafter, $25,000,000, "Test Period" thereafter shall mean, as of the end of any calendar month, the 12 month period then ended, with the exception of any month ending during the period from the Closing Date through September 30, 2001, for which the Test Period shall be the number of months that have elapsed commencing with October, 2000 to the month then ended, until such time, as of the end of any Test Period, that Borrowers' Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to a Control Agreement acceptable to Agent shall be equal to or greater than (i) $50,000,000 for the period from the Closing Date through December 31, 2000, and (ii) $25,000,000 thereafter, at which time Test Period shall again mean the last ended calendar quarter of the Borrowers.

          "Title XI Reserve Fund" means the Title XI Reserve Fund under and as
           ---------------------
defined or used in the Marad Financing Documents (at the date of this Agreement, at Bancorp South), and composing a portion of the Excluded Assets.

          "Title Transfer Construction Contract" means a Construction Contract
           ------------------------------------
which by its terms provides, pursuant to the Louisiana Ship Mortgage Law or similar law, rule or regulation, that the purchaser under such Construction Contract shall be the owner of the vessel during construction and that title to the Ship Collateral under construction and the Materials, Works and Components to be installed on such vessel will vest in the purchaser as and when performed.

          "Total Commitment" means, with respect to each Lender, its Total
           ----------------
Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-2 attached hereto or on the signature page of
                      ------------
the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                               ------------
          "Trademark Security Agreement" means a trademark security agreement
           ----------------------------
executed and delivered by each Borrower and Guarantor Subsidiary to Agent, the form and substance of which is satisfactory to Agent.

          "Travelers" means Travelers  Casualty and Surety Company of America, a
           ---------
Connecticut company.

          "Travelers' Fund" means cash in the initial principal amount of
           ---------------
$15,000,000, delivered by Borrowers to Travelers as additional collateral security to secure their obligations to Travelers under Bonds issued by Travelers, and invested in a cash security account with Salomon Smith Barney, Inc.

          "Triggering Event Notice" has the meaning set forth in Section 2.7(b).
           -----------------------                               --------------

          "Trinity Note" means that certain Promissory Note, dated April 7,
           ------------
2000, in the principal amount of $500,000, issued by New Yachts, Inc. in favor of Halter Yachts, Inc., a Borrower, formerly known as Trinity Yachts, Inc..

          "Underlying Issuer" means a third Person which is the beneficiary of
           -----------------
an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrowers.

          "Underlying Letter of Credit" means a letter of credit that has been
           ---------------------------
issued by an Underlying Issuer.

          "Voidable Transfer" has the meaning set forth in Section 17.7.
           -----------------                               ------------

          "Wells Fargo" means Wells Fargo Bank, National Association, a national
           -----------
banking association.

          "Wells Fargo Texas" means Wells Fargo Bank Texas, National
           -----------------
Association, successor to Wells Fargo Bank (Texas), National Association

          "Work" means, in accordance with Section 5522(c) of the Louisiana Ship
           ----
Mortgage Law, in the case of a vessel having a keel, the keel, and in the case of a vessel not having a keel, the bottom plates, and all materials, Equipment, components, and fabrications, forming a part of such vessel when permanently installed in place.

     1.2  Accounting Terms. All accounting terms not specifically defined herein
          ----------------
shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3  Code. Any terms used in this Agreement that are defined in the Code
          ----
shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4  Construction. Unless the context of this Agreement or any other Loan
          ------------
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 Schedules and Exhibits. All of the schedules and exhibits attached to
          ----------------------
this Agreement shall be deemed incorporated herein by reference.

2.  LOAN AND TERMS OF PAYMENT.

      2.1 Revolver Advances.
          -----------------

                 (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as
                                                             --------------
of any date of determination, shall mean the result of:

                 (i)     the lesser of

                         (A) the sum of:

                              (1) the lesser of:

                                    (x) 35% of the amount of Eligible Accounts,
                              less the amount, if any, of the Dilution Reserve, and

                                    (y) an amount, as of any date of
                              determination, equal to (I) the result of the total of Borrowers' Collections with respect to Accounts for the immediately preceding 90 day period divided by 90, times (II) 15, plus

                              (2) the least of

                                     (x) the sum of (I) 50% of the value of each
                              item of raw materials composing Eligible Inventory where the value of each such item of Eligible Inventory then held by Borrowers for sale in the ordinary course of business exceeds $25,000, and
                              (II) 20% of the value of each item of raw materials composing Eligible Inventory where the value of each such item of Eligible Inventory then held by Borrowers for sale in the ordinary course of business is less than or equals $25,000, and
                              (III) 50% of the value of each item of finished goods composing Eligible Inventory, and

                                     (y) 80% times the then extant Net
                              Liquidation Percentage times the book value of Borrowers' Inventory, and


                                     (z) $7,500,000, and

                        (B) $25,000,000, plus

              (ii) 80% of the Net Orderly Liquidation Value of Eligible Equipment less the then amount of the Net Orderly Liquidation Value Reserve; plus

              (iii) 70% of the Net Quick Sale Value of Eligible Real Property Collateral less the then amount of the Net Quick Sale Value Reserve,

              (iv)  100% of the L/C Cash Collateral, if any, minus

              (v) the aggregate amount of Reserves, if any, established by Agent under Section 2.1(b) and as associated with the satisfaction of
                       --------------
           conditions subsequent as set forth in Section 3.2.
                                                 -----------

              (b) Anything to the contrary in this Section 2.1 notwithstanding,
                                                   -----------
Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including, the Foreign Exchange Reserve, the Net Orderly Liquidation Reserve, the Net Quick Sale Value Reserve, and additional reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-4 which is specifically identified thereon as
                  ------------
entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Agent shall have the right (i) to have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral, which appraisals, so long as no Default or Event of Default shall have occurred and is continuing, shall be conducted at Borrowers' expense no more frequently than 4 times during any 12 month period, and, after the occurrence and during the continuance of a Default or an Event of Default, at Borrowers' expense as frequently as Agent shall determine, (ii) to have the Equipment reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Orderly Liquidation Value of the Eligible Equipment portion of the Collateral, which appraisals, so long as no Default or Event of Default shall have occurred and is continuing, shall be conducted at Borrowers' expense no more frequently than 2 times during any 12 month period, and, after the occurrence and during the continuance of a Default or an Event of Default, at Borrowers' expense as frequently as Agent shall determine, and (iii) to have the Real Property Collateral reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Quick Sale Value of the Real Property Collateral portion of the Collateral, which appraisals, so long as no Default or Event of Default shall have occurred and is continuing, shall be conducted at Borrowers' expense no more frequently than once during any 12 month period, and, after the occurrence and during the continuance of a Default or an Event of Default, at Borrowers' expense as frequently as Agent shall determine. Based upon the results of any such redetermination, and any other information received from the collateral reporting required under Section 6.2, Agent may, in its Permitted Discretion, redetermine the Borrowing Base.

                    (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                    (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

    2.2   Term Loan. Subject to the terms and conditions of this Agreement, on
          ---------
the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Maximum Term Loan Amount. The Term Loan and all accrued and unpaid interest under the Term Loan, shall be due and payable on the earlier to occur of (i) the date of termination of this Agreement by its terms, (ii) the date of termination of this Agreement by acceleration, or (iii) the Maturity Date. If (A) no Event of Default shall then exist and be continuing or would result from any proposed prepayment, and (B) after giving effect to any such proposed prepayment, Borrowers have Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements in an amount (1) during the period from the Closing Date through that date that is 180 days after the Closing Date, of not less than $70,000,000, provided that if there are no outstanding Advances,
                           --------
such required amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements shall be reduced to $40,000,000 (such aggregate amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements to include not less than $10,000,000 attributable to Excess Availability), and (2) thereafter, $50,000,000, provided that if there are no outstanding Advances, such required amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements shall be reduced to $40,000,000 (such aggregate amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements to include not less than $10,000,000 attributable to Excess Availability), Borrowers may, from time to time, prepay the Term Loan Amount upon 30 days prior written notice from the Administrative Borrower to the Agent, in whole or in part without penalty or premium. All amounts outstanding under the Term Loan shall constitute Obligations.

    2.3 Borrowing Procedures and Settlements.
        ------------------------------------

               (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance or the Term Loan specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an
     --------  -------
amount of $12,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

               (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i)
                      --------------
to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii)
                     --------------
if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested
                         --------------
Borrowing; provided, however, that if Swing Lender declines in its sole
           --------  -------
discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to
                                            --------------
have the terms of Section 2.3(c) apply to such requested Borrowing.
                  --------------

               (c) Making of Advances.

               (i) In the event that Agent shall elect to have the terms of this
           Section 2.3(c) apply to a requested Borrowing as described in Section
           --------------                                                -------
           2.3(b),
           ------
           then promptly after receipt of a request for a Borrowing pursuant to
           Section 2.3(a), Agent shall notify the Lenders, not later than 1:00
           --------------
           p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances or the Term Loan, as applicable, upon satisfaction of the applicable conditions precedent set forth in
           Section 3 hereof, Agent shall make the proceeds thereof available to
           ---------
           Administrative Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Administrative Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i),
           --------  -------                                     --------------
           Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be
                                                        ---------
           satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

               (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's portion of the requested Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make its portion of any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make available its portion of the requested Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make available its portion of the requested Advance to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's portion of the Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until
           (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Administrative Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any
                                           -------- -------  -------
           such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

               (d)  Making of Swing Loans.

               (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply
                                                          --------------
           to a requested Borrowing as described in Section 2.3(b), Swing Lender
                                                    --------------
           as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such
                --------------                         ----------
           Advances being referred to collectively as "Swing Loans") available
                                                       -----------
           to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request
                                        --------------
           Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3
                                                                       ---------
           will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in
           Section 3 have been satisfied on the Funding Date applicable thereto
           ---------
           prior to making, in its sole discretion, any Swing Loan.

               (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

               (e) Agent Advances.

               (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have
                                                                  ---------
           not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10
                                                                   ----------
           (any of the Advances described in this Section 2.3(e) shall be
                                                  --------------
           referred to as "Agent Advances"); provided, that notwithstanding
                           --------------    --------
           anything to the contrary contained in this Section 2.3(e), the
                                                      --------------
           aggregate principal amount of Advances outstanding at any one time, when taken together with the aggregate principal amount of Overadvances made in accordance with Section 2.3(i) outstanding at
                                                --------------
           any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $7,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

               (ii) The Agent Advances shall be repayable by Borrowers on demand demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

               (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i)  Agent shall request settlement ("Settlement") with the
                                                     ----------
           Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a
                                           ---------------
           Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement

           Date. Subject to the terms and conditions contained herein (including
           Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances,
           -------------------
           Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

               (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest and fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing

           Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

               (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

               (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

               (i) Optional Overadvances. (i) Any contrary provision of this Agreement (including Section 2.3(i)(ii)) notwithstanding, the Lenders hereby
                     ------------------
authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances (including a Swing Loan), the Revolver Usage does not exceed the Borrowing Base by more than an amount equal to the lesser of (1) 10% of the Borrowing Base then in effect and (2) $7,000,000, (B) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (C) the aggregate principal amount of Overadvances made pursuant to this Section 2.3(i)
                                                                 --------------
when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e) does not exceed at any time an amount equal to the
            --------------
lesser of (1) 10% of the Borrowing Base then in effect and (2) $7,000,000, and
(D) at the time of the making of any such Advance (including a Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such

Advance will be outstanding for more than 120 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to
                                           --------------
the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or
                      --------------
absence of a Default or Event of Default.

                           (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                           (ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section
                                                                   -------
                  2.3(f) for the amount of such Lender's Pro Rata Share of any
                  ------
                  unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
                  Section 2.3(i), and any Overadvances resulting from the
                  --------------
                  charging to the Loan Account of interest, fees, or Lender Group Expenses.

         2.4     Payments.
                 ---------

                           (a) Payments by Borrowers.

                                    (i) Except as otherwise expressly provided
                  herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                                    (ii) Unless Agent receives notice from
                  Administrative Borrower prior to the date on which any payment is due to the Lenders that

Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (iii) If, during any 12 consecutive month period, any Borrower or any Guarantor Subsidiary receives any Net Proceeds from the sale, assignment, transfer or other disposition of any assets described in clauses (a), (d) or (h) of the definition of Permitted Dispositions and the aggregate Net Proceeds received by all such entities on account of such sales, assignments, transfers and other dispositions during such 12 consecutive month period (it being understood that pursuant to clause (ii)(A) of the definition of "Net Proceeds," the proceeds from such sales, assignments, transfers or other dispositions shall be reduced by the amount required to be paid to Marad or GE pursuant to the Marad Financing Documents or the GE Financing Documents, as the case may be), exceeds $2,000,000 (the "Excess Net Proceeds"), Borrowers immediately shall (A)
                         -------------------
prepay the outstanding Term Loan Amount in an amount equal to the Excess Net Proceeds (subject to compliance with the requirements of Section 2.2 with the
                                                         -----------
exception of the notice provisions thereof), or (B) permanently reduce the Maximum Revolver Amount and the Revolver Commitments by an amount equal to the Excess Net Proceeds, by immediately giving Agent and each Lender written notice of their election to so permanently reduce the Maximum Revolver Amount and the Revolver Commitments (whereupon (w) the Maximum Revolver Amount and the Revolver
                      ---------
Commitments shall immediately and automatically so reduce, (x) the Revolver Commitments of each Lender shall reduce ratably, (y) the Letter of Credit facility sublimit referred to in Section 2.12(a)(ii) hereof shall reduce
                                 -------------------
ratably, and (z) the Borrowers shall apply the Excess Net Proceeds, first, to prepay the Advances and, second, to provide cash collateral to be held by Agent in an interest bearing account selected by Agent in its sole discretion for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage (the aggregate amount of such cash collateral held by Agent as of any date of the determination thereof is referred to herein as the "L/C Cash Collateral"), in each case regardless of any failure
                  -------------------    ------------
to comply with the notice or other requirements of Section 3.6 hereof), or (C)
                                                   -----------
prepay the Term Loan Amount and reduce the Maximum Revolver Amount and the Revolver Commitments pursuant to any combination of prepayments and reductions pursuant clauses (A) and (B) as

Parent shall elect, so long as the total amount of such prepayment and reduction is equal to such Excess Net Proceeds.

         (b) Apportionment and Application.

         (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Obligations (other than payments constituting the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

               A.  first, to pay any Lender Group Expenses then due to Agent
                   -----
         under the Loan Documents, until paid in full,

               B.  second, to pay any Lender Group Expenses then due to the
                   ------
         Lenders under the Loan Documents, on a ratable basis, until paid in full,

               C.  third, to pay any fees then due to Agent (for its separate
                   -----
         accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

               D.  fourth, to pay any fees then due to any or all of the Lenders
                   ------
         (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

               E.  fifth, to pay interest due in respect of all Agent Advances,
                   -----
         until paid in full,

               F.  sixth, ratably to pay interest due in respect of the Advances
                   -----
         (other than Agent Advances) and the Swing Loans until paid in full,

               G.  seventh, so long as no Event of Default has occurred and is
                   -------
         continuing or, if an Event of Default has occurred and is continuing and Agent agrees in its sole discretion, to pay interest due in respect of the Term Loan until paid in full (if an Event of Default has occurred or is continuing, the priority of the payment of interest on the Term Loan Amount, including the Term Loan PIK Amount, is deferred to item "twelfth" below),

                H. eight, to pay the principal of all Agent Advances until paid
                   -----
         in full,

                I. ninth, to pay the principal of all Swing Loans until paid in
                   -----
         full,

                J. tenth, to pay the principal of all Advances until paid in
                   -----
         full,

                K. eleventh, if an Event of Default has occurred and is
                   --------
         continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                L. twelfth, if an Event of Default has occurred and is
                   -------
         continuing, to pay interest due in respect of the Term Loan, including the Term Loan PIK Amount, until paid in full,

                M. thirteenth, if an Event of Default has occurred and is
                   ----------
         continuing, to pay the outstanding principal balance of the Term Loan until the Term Loan is paid in full,

                N. fourteenth, to pay any other Obligations until paid in full,
                   ----------
         and

                O. fifteenth, to Borrowers (to be wired to the Designated
                   ---------
         Account) or such other Person entitled thereto under applicable law.

         (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).
                --------------
         (iii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to
                                --------------
    any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement, including, without limitation, the prepayment of all or any part of the Term Loan Amount pursuant to Section 2.4(a)(iii).
                                                           -------------------

         (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (v) Notwithstanding anything to the contrary, the Applicable Prepayment Premium shall not be paid to any Lender until all other Obligations have been paid in full.

                           (vi) In the event of a direct conflict between the
                  priority provisions of this Section 2.4 and other provisions
                                              -----------
                  contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.
                  -----------

          2.5  Overadvances. If, at any time or for any reason, the amount of
               ------------
Obligations owed by Borrowers to the Lender Group pursuant to Sections 2.1 and
                                                              ----------------
2.12 is greater than the Dollar limitations set forth in Sections 2.1 or 2.12,
----                                                     --------------------
(an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the
     -----------
amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In
                                                           --------------
addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

          2.6  Interest Rates and Letter of Credit Fee Rates, Payments, and
               ------------------------------------------------------------
Calculations.
------------

                  (a)  Interest Rates.   Except as provided in clause (c) below,

                       (i) all Obligations (except for undrawn Letters of Credit and the Term Loan Amount) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to the greater of (A) (1) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable LIBOR Rate Margin, or (2) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin, and (B) 7.5%; and

                       (ii) the Term Loan Amount (inclusive of any Term Loan PIK Amount) shall bear interest on the amount thereof outstanding from time to time at a per annum rate equal to the greater of (A) the Base Rate plus 5.50 percentage points and (B) 13.0% (to the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum
                                    daily rate, the interest rate chargeable
                                    hereunder for such day automatically shall
                                    be deemed increased to the minimum rate);
                                    provided, however, that, so long as no Event
                                    --------  -------
                                    of Default has occurred and is continuing,
                                    that portion of such interest equal to 1.50
                                    percentage points per annum ( the "Term Loan
                                                                       ---------
                                    PIK Amount") shall, in the absence of an
                                    ----------
                                    election by Borrowers to pay such interest
                                    in cash, be paid-in-kind by being added to
                                    the principal balance of the Term Loan
                                    Amount (inclusive of any Term Loan PIK
                                    Amount theretofore so added); provided,
                                                                  --------
                                    further, however, that Borrower may, on or
                                    -------  -------
                                    prior to the date that is 5 Business Days
                                    prior to the due date thereof, elect to pay
                                    all accrued and unpaid interest under this
                                    Section 2.6(a)(ii) in cash.
                                    ------------------

                           (b) Letter of Credit Fee. Borrowers, jointly and
severally, shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at
                                          ----------------
a rate equal to (i) the Applicable LIBOR Rate Margin minus 0.50 percentage points, times (b) the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                           (c) Default Rate. Upon the occurrence and during the
continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                                (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan
                           Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                                (ii) the Letter of Credit fee provided for above
                           shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                           (d) Payment. Interest, Letter of Credit fees, and all
other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to, and Agent agrees that it will, charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the
                          ---------------
fees and costs provided for in Section 2.11 (as and when accrued or incurred),
                               ------------
and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loan) to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

               (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

               (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained
                                    --------  -------
herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Cash Management.
         ---------------

               (a) Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall
                   ---------------          --------------------
request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections other than Collections composing Excluded Assets (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management Account") at one of the
                                        -----------------------
Cash Management Banks and as listed on Schedule 2.7(b).
                                       ---------------

               (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrowers, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, (iii) for remitting of all proceeds received therein to the Agent's Account at any time that Agent has provided a notice (a "Triggering Event Notice") to the applicable Cash Management Bank, and (iv)
 -----------------------
after receipt of a Triggering Event Notice, at Agent's election, the Cash Management Bank will segregate that portion of the Collections representing amounts attributable to any taxes or fees due to a Governmental Authority as well as that portion of the Collections representing amounts owing to or composing the senior collateral of any third party, including to the United States of America or GE as proceeds of or composing the Excluded Assets, to a surety with respect to payments received under a bonded construction contract and as to which the surety may have a claim of entitlement senior to Agent's Liens, and such other Collections as Agent may, in its sole discretion, designate, in each case to be held in a separate account (it being the intent of Agent to segregate all such Collections so as to avoid the deposit of such funds into the Agent's Account). The Agent (A) prior to the repayment in full in cash of the Term Loan, shall at the request of the Required Lenders or the Required Term Loan Lenders, and (B) thereafter, may provide a Triggering Event Notice to the applicable Cash Management Bank if either (1) an Event of Default has occurred and is continuing hereunder, or (2) Borrower's Excess Availability plus unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements is less than $50,000,000 (such aggregate amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements to include not less than $10,000,000 attributable to Excess Availability), or (3) Revolver Usage is greater than $35,000,000. No Cash Management Agreement or other arrangement contemplated thereby shall be modified by any Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Cash Management Agreements, from and after the receipt by a Cash Management Bank of a Triggering Event Notice, all amounts received in the applicable Cash Management Account, except such funds as are segregated pursuant to clause (iv) above, shall be wired each Business Day into the Agent's Account. Agent may, without any liability to any Borrower or any Guarantor Subsidiary, direct a Cash Management Bank to forward Collections consisting of Excluded Assets or the proceeds thereof as Marad or GE may direct.

               (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) or (b) to add
                                                 ---------------
or replace a Cash Management Account Bank or Cash Management Account; provided,
                                                                      --------
however, that (i) such prospective Cash Management Bank shall be satisfactory to
-------
Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash

Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

               (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Agent.

     2.8 Crediting Payments; Float Charge. The receipt of any payment item by
         --------------------------------
Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrowers for 1 Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under
Section 2.6 on all Collections that are received by Borrowers (regardless of
-----------
whether forwarded by the Cash Management Banks to Agent). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections.

     2.9 Designated Account. Agent is authorized to make the Advances and the
         ------------------
Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and
            --------------
maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days prior written notice to Agent; provided, however, that (i) such prospective Designated Account
                 --------  -------
Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrowers and such prospective Designated Account Bank shall have executed and delivered to Agent a Control Agreement. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent

Advance, or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall
          ------------------------------------------------------
maintain an account on its books in the name of Borrowers (the "Loan Account")
                                                                ------------
on which Borrowers will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan
                                                        -----------
Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrowers shall pay to Agent the following fees and charges,
          ----
which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                (a) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter,

                (b) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows,
(i) a fee of $750 pay day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) subject to the limitations set forth in Section 2.1, a fee of $1,500 per day per
                                        -----------
appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation.

     2.12  Letters of Credit.
           -----------------

                (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or
           ---
reimbursement obligations (each such undertaking, an "L/C Undertaking") with
                                                      ---------------
respect to letters of credit issued by an Underlying

Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                    (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

                    (ii) the Letter of Credit Usage would exceed $ 65,000,000, or

                    (iii) the Letter of Credit Usage would exceed the Maximum
               Revolver Amount less the then extant amount of outstanding Advances.

               Borrowers and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on
(i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is
      -----------
deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse
                                                   ---------------
the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

               (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to
            ---------------
fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance
     ---------------
shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section
                                                                        -------
3 hereof. If any such Lender fails to make available to Agent the amount of such
-
Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

               (c) Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall
                                      --------  -------
be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to
        --------  -------
indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

               (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

               (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .50% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

               (g) All Letters of Credit issued to support the payment by Parent of its reimbursement obligations under the Underlying Letters of Credit issued under the Prior Credit Agreement outstanding as of the Closing Date, that are listed on Schedule 2.12(g), shall each be deemed to be a Letter of Credit
              ----------------
provided under this Section 2.12, regardless of whether the terms of any such
                    ------------
Underlying Letter of Credit outstanding as of the Closing Date comply with the requirements imposed on Letters of Credit under this Agreement or under the Prior Credit Agreement, and to the extent that the terms of this Agreement are inconsistent with the terms of the Underlying Letters of Credit issued under the Prior Credit Agreement outstanding as of the Closing Date, the terms of the Underlying Letters of Credit issued under the Prior Credit Agreement outstanding as of the Closing Date shall govern such Letters of Credit.

     2.13 LIBOR Option.
          ------------

               (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances
             ------------
be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

               (b) LIBOR Election.

               (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the " LIBOR Deadline"). Notice of
                                          --------------
          Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to
                         --------------
          Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on
      --------  -------
any date that is not the last day of the Interest Period applicable thereto, including as a result of any

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

automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including
                               --------------
early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

                    (d) Special Provisions Applicable to LIBOR Rate.

                    (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Administrative Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Administrative Borrower may, by notice to such affected Lender
               (y) require such Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or
               (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause
               (b)(ii) above).

                    (ii) In the event that any change in market conditions or
               any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Administrative Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

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

               (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 Capital Requirements. If, after the date hereof, any Lender determines
          --------------------
that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Administrative Borrower and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15 Joint and Several Liability of Borrowers.
          ----------------------------------------

          (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint, several and in solido liability for the Obligations.

          (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the
                               ------------
parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

          (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

          (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full
                   ------------
recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

          (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for
                                            ------------
terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the
                                                   ------------
intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by
                               ------------
performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished
                                           ------------
or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

          (f) Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

          (g) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by the Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Agent's or such Lender's rights of subrogation and reimbursement against such Borrower by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise:

          (h) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property Collateral. This means, among other things:

               (i) Agent and Lenders may collect from such Borrower without first foreclosing on any Real Property Collateral or Personal Property Collateral pledged by Borrowers.

               (ii) If Agent or any Lender forecloses on any Real Property Collateral pledged by Borrowers:

                    A. The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                    B. Agent and Lenders may collect from such Borrower even if
               Agent or Lenders, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property Collateral. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

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

          (i)  The provisions of this Section 2.15 are made for the benefit of
                                      ------------
the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this
Section 2.15 shall remain in effect until all of the Obligations shall have been
------------
paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in
                                  ------------
effect, as though such payment had not been made.

          (j) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

          (k) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent, and the Agent shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with Section 2.4(b).
                --------------

     2.16 Prior Credit Agreement. Anything herein to the contrary
          ----------------------
notwithstanding, it is the express intent of the parties hereto to preserve the outstanding nature of all loans and other financial accommodations made or issued under the Prior Credit Agreement and outstanding prior to the Closing Date. To that end, all such outstanding loans or other financial accommodations shall be converted on the Closing Date to the loans or other financial accommodations made or issued hereunder, and shall not be deemed to have been repaid or cancelled and reloaned or reissued, but rather, at all times, continuously to have remained outstanding, and all repayment obligations of Borrowers under or related to the Prior Credit Agreement, whether evidenced by notes or otherwise, shall be deemed restated by the promise of the Borrowers to pay the Obligations under Section 2.5. To the extent that the shares of the
                          -----------
Lenders claims of such Prior Lenders that are being replaced, or whose shares are being reduced, shall be considered to have been assigned, without representation, warranty, or recourse by such Prior Lenders to the Lenders hereunder in such a manner as to achieve ratable outstandings hereunder, as reflected on Schedule C-2 attached hereto, immediately following the Closing
             ------------
Date, and Agent and the Lenders shall cooperate to effect such adjustments and transfers at the Closing Date among the Lenders as may be necessary or appropriate to achieve ratable outstandings immediately following the Closing Date as are reflected on Schedule C-2.
                         ------------

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation
         -------------------------------------------------------
of the Lender Group (or any member thereof) to make the initial Advance and the Term Loan (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

               (a)  the Closing Date shall occur on or before October 31, 2000;

               (b) Agent shall have received all financing statements required by Agent, duly executed by the applicable Borrowers;

               (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

               (i)   the Louisiana Addendum to Loan Agreement,

               (ii)  the Disbursement Letter,

               (iii) Control Agreements governing all of Borrowers' Securities Accounts and governing the DDA accounts located at (A) Wells Fargo Texas, account number 4375674512, and located at 1000 Louisiana Avenue, Houston, Texas 77002, and (B) BancorpSouth Bank, account number 60149804, and located at 760 Vieux Marche, Biloxi, Mississippi 39530,

               (iv)  the Due Diligence Letter,

               (v)     the Cash Management Agreements,

               (vi)    the Fee Letter,

               (vii)   the Fee Split Letter,

               (viii)  the Guaranty,

               (ix)    the Guarantor Security Agreement,

               (x)     the Louisiana Addendum to Guarantor Security Agreement,

               (xi)    the Additional Mortgages,

               (xii)   the New Mortgages,

               (xiii) such assignments and amendments to the Existing Mortgages as Agent shall require,

               (xiv)   the Officers' Certificate,

               (xv)    the Patent Security Agreement,

               (xvi)   the Copyright Security Agreement,

               (xvi) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

               (xvii)  the Trademark Security Agreement,

               (xviii) the Intercompany Subordination Agreement,

               (xix)   the Contribution Agreement,

               (xx) the Intercompany Note, together with endorsements in blank with respect thereto,

               (xxi) the Trinity Note, together with endorsements in blank with respect thereto,

               (xxii) such assignments and amendments to the Ship Mortgages as Agent shall require,

               (xxiii) such assignments and amendments to the Prior Loan Documents as Agent shall require,

               (xxiv)  the Estoppel Letter,

               (xxv)   the Purchase Agreement, and

               (xxvi)  the Resignation and Appointment Agreement;

               (d) Agent shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same, and (ii) certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document to which such Borrower is a party;

               (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

               (f) Agent shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

               (g) Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

               (h) Agent shall have received a certificate from the Secretary of each Guarantor Subsidiary (i) attesting to the resolutions of such Guarantor Subsidiary's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor Subsidiary is a party and authorizing specific officers of such Guarantor Subsidiary to execute the same, and (ii) certifying the names and true signatures of the officers of such Guarantor Subsidiary authorized to sign each Loan Document to which such Guarantor Subsidiary is a party;

               (i) Agent shall have received copies of each Guarantor Subsidiary's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor Subsidiary;

               (j) Agent shall have received a certificate of status with respect to each Guarantor Subsidiary, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor Subsidiary, which certificate shall indicate that such Guarantor Subsidiary is in good standing in such jurisdiction;

               (k) Agent shall have received certificates of status with respect to each Guarantor Subsidiary, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor Subsidiary) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor Subsidiary is in good standing in such jurisdictions;

               (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form
                                                           -----------
and substance of which shall be satisfactory to Agent;

               (m) Agent shall have received opinions of Borrowers', Canadian Subsidiaries' and Guarantor Subsidiaries' counsel and Texas counsel to Agent in form and substance satisfactory to the Lenders;

               (n) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers and Guarantor Subsidiaries have been timely filed and all taxes upon Borrowers, Guarantor Subsidiaries or their respective properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

               (o) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

               (p) Lenders shall have completed their business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Lenders, and (ii) an inspection of each of the locations where Inventory or Equipment is located, such inspection to include the verification of Availability attributable to raw material Inventory and Equipment, the results of which shall be satisfactory to Agent;

               (q) Lenders shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lenders in their sole discretion;

               (r) Agent shall have received (i) an appraisal of the Net Orderly Liquidation Value applicable to Borrowers' Eligible Equipment, and (ii) a determination of the Net Liquidation Percentage for calculating the book value of Borrowers' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, the results of which shall be satisfactory to Agent;

               (s) Agent shall have received the enterprise valuation report from PriceWaterhouseCoopers LLP, the results of which shall be satisfactory to Agent;

               (t) Lenders shall have received Borrowers' Closing Date Business Plan;

               (u) Borrowers shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

               (v) Lenders shall have received (i) appraisals of the Net Quick Sale Value of the Real Property Collateral satisfactory to Lenders, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lenders (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in
                 ---------------                          -----------------
amounts satisfactory to Lenders assuring Agent for the benefit of the Lenders that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent, including such endorsements to such Mortgage Policies as Agent shall require;

               (w) Agent shall have received a phase-I environmental report with respect to such parcels of Real Property composing the Real Property Collateral as Agent shall require; the environmental consultants retained for such reports, the scope of the reports, and the results thereof shall be acceptable to Agent;

               (x) Agent shall have received copies of the Indenture Documents, the Marad Financing Documents, the GE Financing Documents and all Bonded Contract Security Documents as to Bonds in effect as of the Closing Date, together with a certificate of the Secretary of Parent certifying each such document as being a true, correct, and complete copy thereof;

               (y) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

               (z) To the extent not designated a condition subsequent under
Section 3.2, Agent shall have received such waivers of subrogation rights,
-----------
collateral or payment sharing agreements, intercreditor agreements, or such other agreements as Agent shall require, from each bonding company or other surety that has issued for the benefit of a Borrower performance bonds, surety bonds, or other similar bonds and which are outstanding as of the Closing Date, the terms and conditions of which shall be acceptable to the Agent in its sole discretion;

               (aa) Agent shall, to its satisfaction, confirm that Borrowers' accounts payable are within terms;

               (bb) Agent shall have received, to its satisfaction, evidence that Marad has consented to the transactions contemplated by this Agreement and the other Loan Documents; and

               (cc) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.2 Conditions Subsequent to the Initial Extension of Credit. The
         --------------------------------------------------------
obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

               (a) within 10 days of the Closing Date, Agent shall have received searches reflecting the filing of all such financing statements, including appropriate PPSA filings for the Canadian Province of Newfoundland,

               (b) within 10 days of the Closing Date, deliver to Agent satisfactory evidence that all existing copyrights of Borrowers (other than Exempt Copyrights) have been registered with the United States Copyright Office and that all such copyrights and any proceeds thereof are specifically encumbered by the Copyright Security Agreement,

               (c) within 15 days of the Closing Date, Agent shall have received the Canadian Subsidiary Collateral Assignment together with the Canadian Security Documents accompanied by a certificate of the Secretary of Parent certifying to the accuracy and completeness of the Canadian Security Documents;

               (d) within 15 days of the Closing Date, Agent shall have received satisfactory evidence that the title curative work required of Borrowers by Agent with respect to those certain parcels of Eligible Real Property Collateral known as FGO-Corporate/Training, located in Pascagoula, Mississippi, and identified as Site #24 on Schedule R-1, and TDI-Corporate, located in Port
                          ------------
Arthur, Texas, and identified as Site #22 on Schedule R-1, has been completed to
                                             ------------
the satisfaction of Agent, and, if such curative work is not completed within the 15 day period, Agent shall remove either or both of such parcels as to which the curative work is not so completed from designation as Eligible Real Property Collateral and recalculate the Borrowing Base accordingly;

               (e) within 30 days of the Closing Date, Agent shall have received satisfactory evidence that the title curative work required of Borrowers by Agent with respect to that certain parcel of Eligible Real Property Collateral known as TDI-Dock Yard, located in Port Arthur, Texas, and identified as Site #21 on Schedule R-1, has been completed to the satisfaction of Agent, and, if
       ------------
such curative work is not so completed within the 30 day period, Agent shall remove such parcel from designation as Eligible Real Property Collateral and recalculate the Borrowing Base accordingly;

               (f) within 30 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall
                            -----------
be satisfactory to Agent and its counsel;

               (g) within 30 days of the Closing Date, Agent shall have received a phase-I environmental report with respect to the TDI-Sabine Shipyard; the environmental consultants retained for such report, the scope of the report, and the results thereof shall be acceptable to Agent;

               (h) within 90 days of the Closing Date, Agent shall have received phase-II environmental reports with respect to such parcels of Real Property composing the Real Property Collateral as Agent shall require; the environmental consultants retained for such reports, the scope of the reports, and the results thereof shall be acceptable to Agent, and until such time as this condition shall have been completed to the satisfaction of the Agent, Agent may in its discretion maintain a reserve against Availability under the Borrowing Base of $5,750,000;

               (i) within 90 days of the Closing Date, Agent shall have received a real estate survey and title corrective work with respect to such parcels of Real Property composing the Real Property Collateral as Agent shall require; the surveyors retained for such surveys, the scope of the surveys and title corrective work, and the results thereof shall be acceptable to Agent, and until such time as this condition shall have been completed to the satisfaction of the Agent, Agent may in its discretion maintain a reserve against Availability under the Borrowing Base of $5,000,000;

               (j) within 60 days of the Closing Date, Agent shall have received certificates of title with respect to all certificated Collateral duly executed in a manner sufficient, as determined by Agent, that, upon filing with the appropriate Governmental Authority, Agent's Lien in such Collateral shall be perfected;

               (k) within 60 days of the Closing Date, Agent shall have received such waivers of subrogation rights, collateral or payment sharing agreements, intercreditor agreements, or such other agreements as Agent shall require, from each bonding company or other surety that has issued for the benefit of a Borrower performance bonds, surety bonds, or other similar bonds and which are outstanding as of the Closing Date, the terms and conditions of which shall be acceptable to the Agent in its sole discretion, that were not required as a condition precedent to the initial extension of credit hereunder pursuant to
Section 3.1(aa);
---------------

               (l) within 60 days of the Closing Date, Agent shall have received a full-scope/all-item appraisal of Borrowers' Equipment to be conducted by Norman Levy & Co., and the results thereof shall be acceptable to Agent, and until such time as this condition shall have been completed to the satisfaction of the Agent, Agent may in its discretion maintain a reserve against Availability under the Borrowing Base of $1,000,000; and

               (m) within 90 days of the Closing Date, Agent shall have received Collateral Access Agreements with respect to the Real Property locations set forth on Schedule 3.2; provided, that no Collateral Access Agreement will be
         ------------  --------
requested of Marad.

     3.3 Conditions Precedent to all Extensions of Credit. The obligation of the
         ------------------------------------------------
Lender Group (or any member thereof) to make any Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

               (d) no Material Adverse Change shall have occurred.

     3.4 Term. This Agreement shall become effective upon the execution and
         ----
delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on October 24, 2003 (the "Maturity Date").
                                                             -------------
The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement,
         ---------------------
all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6 Early Termination by Borrowers. Borrowers have the option, at any time
         ------------------------------
upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) the permanent reduction in the Maximum Revolver Amount pursuant to Section 2.4(a)(iii), (d) sale of the
                                           -------------------
Collateral in any Insolvency Proceeding, or (e) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.  CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Each Borrower hereby grants to Agent, for
         --------------------------
the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations, now owned or in the future arising and including future advances or other value whether or not the advances or value are given pursuant to commitment, in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 Negotiable Collateral. In the event that any Collateral, including
         ---------------------
proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral composing Collateral to Agent.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral.
         ----------------------------------------------------------------------
At any time after the occurrence and during the continuation of an Event of Default Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper composing Collateral, or General Intangibles composing Collateral have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper composing Collateral, or General Intangibles composing Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives other than Collections in respect of Excluded Assets and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the applicable Borrower.

     4.4 Delivery of Additional Documentation Required. At any time upon the
         ---------------------------------------------
request of Agent, Borrowers shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require, Borrowers shall (a) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes,
         -----------------
and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the
             -----------
name of such Borrower on any of the documents described in Section 4.4, (b) at
                                                           -----------
any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession other than Collection composing Excluded Assets, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance as to Collateral and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper composing Collateral, or General Intangibles composing Collateral directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6 Right to Inspect. Agent and each Lender (through any of their
         ----------------
respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 Control Agreements. Each Borrower agrees that it will not transfer
         ------------------
assets out of any Securities Accounts other than as permitted under Section 7.19
                                                                    ------------
and, if to another securities intermediary, unless each of the applicable Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property (other than that constituting Excluded Assets) shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property (other than that constituting Excluded Assets) maintained or held thereby and remit the proceeds thereof to the Agent's Account.


5. REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lender Group to enter into this
Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof (with the exception of Section 5.24), and shall
                                                       ------------
be true, correct, and complete, in all material respects (including Section
                                                                    -------
5.24), as of the Closing Date, and at and as of the date of the making of each
----
Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1 No Encumbrances. Each Borrower has good and indefeasible title to its
         ---------------
Collateral and the Real Property Collateral, free and clear of Liens except for Permitted Liens.

     5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment
         -----------------
obligations of Account Debtors created by the sale, delivery and unconditional acceptance of Inventory or the rendition and unconditional acceptance of services to such Account Debtors in the ordinary course of Borrowers' business, and such Accounts, to the extent not excluded from the definition of "Eligible Accounts" pursuant to paragraph (n) thereof, are unconditionally owed to a Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. Further, each Eligible Account is not:

               (a) owed by an employee, Affiliate, or agent of a Borrower,

               (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

               (c) payable in a currency other than an Agreed Currency;

               (d) owed by an Account Debtor that has a right of setoff, has made known its intention to assert a right of setoff, or has asserted a right of setoff, or has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

               (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, and

               (f) on account of a construction or other contract or agreement the completion or performance of which is the subject of a bonding or other surety arrangement,

               (g) composing a portion of the Excluded Assets,

               (h) composed of a "retainage" or "hold-back" from the amount due, to the extent of the amount of such "retainage," or "hold-back," or

               (i) an Account that has not been billed to the customer.

     5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable
         ------------------
quality, free from defects. As to each item of Eligible Inventory, such Inventory is

               (a) owned by a Borrower free and clear of all Liens other than Liens in favor of Agent,

               (b) either located at one of the locations set forth on Schedule
                                                                       --------
E-1 or in transit from one such location to another such location,
---
               (c) not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

               (d) not goods that have been returned or rejected by Borrowers' customers, and

               (e) not goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers' business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     5.4 Equipment. All of the Equipment is used or held for use in Borrowers'
         ---------
business and is fit for such purposes.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment are
         -----------------------------------
not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.
                            ------------

     5.6 Inventory Records. Each Borrower keeps correct and accurate records
         -----------------
itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7 Location of Chief Executive Office; FEIN. The chief executive
         ----------------------------------
office of each Borrower is located at the address indicated in Schedule 5.7 and
                                                               ------------
each Borrower's FEIN is identified in Schedule 5.7.
                                      ------------

     5.8 Due Organization and Qualification; Subsidiaries.
         ------------------------------------------------

               (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on Schedule 5.8(b), is a complete and accurate
                                ---------------
description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b),
                                                            ---------------
there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on Schedule 5.8(c), is a complete and accurate list
                                ---------------
of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on Schedule 5.8(d), there are no
                                          ---------------
subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

               (e) Each Guarantor Subsidiary holds only minimal assets the value of which, in the aggregate for all Guarantor Subsidiaries, does not exceed $1,000,000, and does not conduct business operations.

     5.9 Due Authorization; No Conflict.
         ------------------------------

               (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

               (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

               (c) Other than the consents listed on Schedule 3.2 and the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

               (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens

               (f) The execution, delivery, and performance by each Guarantor Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor Subsidiary.

               (g) The execution, delivery, and performance by each Guarantor Subsidiary of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor Subsidiary, the Governing Documents of such Guarantor Subsidiary, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor Subsidiary, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor Subsidiary, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor Subsidiary, other than Permitted Liens, or (iv) require any approval of such Guarantor Subsidiary's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor Subsidiary.

               (h) The execution, delivery, and performance by such Guarantor Subsidiary of the Loan Documents to which such Guarantor Subsidiary is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

               (i) The Loan Documents to which each Guarantor Subsidiary is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor Subsidiary will be legally valid and binding obligations of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there
          ----------                                        -------------
are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that reasonably could be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to
          --------------------------
Borrowers or any Guarantor Subsidiary that have been delivered by Borrowers or any Guarantor Subsidiary to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' (or Guarantor Subsidiary's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers (or any Guarantor Subsidiary, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12 Fraudulent Transfer.
          -------------------

               (a) each Borrower is Solvent.

               (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

     5.13 Employee Benefits. None of Borrowers, any of their Subsidiaries, or
          -----------------
any of their ERISA Affiliates maintains or contributes to any Benefit Plan.



     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to
          -----------------------                         -------------
Borrowers' knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment the result of which could be expected to be a Material Adverse Change.

     5.15 Brokerage Fees. Borrowers have not utilized the services of any
          --------------
broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

     5.16 Intellectual Property. Each Borrower owns, or holds licenses
          ---------------------
in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct, in all material respects, of its business as currently conducted. Attached hereto as Schedule 5.16 is a true,
                                                    -------------
correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

     5.17 Leases. Borrowers enjoy peaceful and undisturbed possession
          ------
under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them.

     5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each
          ----               -------------
Borrower, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

     5.19 Complete Disclosure. All factual information (taken as a whole)
          -------------------
furnished by or on behalf of Borrowers in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

     5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete
          ------------               -------------
list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21 Eligible Equipment, Ship Collateral and Real Property
          -----------------------------------------------------
Schedules. Schedule C-3 lists all Construction Contracts. Schedule E-1 lists all
           ------------                                   ------------
of each Borrower's Equipment meeting the criteria for inclusion as Eligible Equipment, including description and location thereof. Schedule R-1 lists all
                                                       ------------
ls of Real Property held of record or beneficially by each Borrower as either owner or lessee as of the Closing Date. Schedule R-2 lists all parcels of
                                               ------------
Real Property composing Real Property Collateral as of the Closing Date. Schedule R-3 lists all parcels of Real Property composing Eligible Real Property
------------
Collateral as of the Closing Date. Schedule S-1 lists all vessels under
                                   ------------
construction by any Borrower. Schedule S-3 lists all U.S. Flag vessels held of
                              ------------
record or beneficially by a Borrower as either owner or lessee.

     5.22 Ownership of Ship Collateral Under Construction. Except for
          -----------------------------------------------
those Title Transfer Construction Contracts listed as such on Schedule C-3,
                                                              ------------
copies of which will be promptly provided to Agent upon request, all other Construction Contracts listed on Schedule C-3 provide that each Borrower a party
                                 ------------
thereto shall remain the owner of the
applicable vessel during construction, and that the title and all other rights to the Ship Collateral under construction and all work thereon shall not automatically vest with Buyer as and when performed but shall remain with each such Borrower, with title and all other rights to all of the Materials, Works and Components to be installed on such vessels remaining with each such Borrower until the Certificate of Ownership is issued in the name of the Buyer.

     5.23 Identifying Numbers. In the case of each item of Ship Collateral under
          -------------------
construction in the State of Louisiana, each Borrower is currently in compliance with all the requirements imposed upon the builder under the Louisiana Ship Mortgage Law and more specifically, with all the requirements imposed under Louisiana Revised Statutes ss. 9:5523.

     5.24 Marad Consent. Marad has, pursuant to the Marad Financing
          -------------
Documents, approved FGO entering into this Agreement and certain of the other Loan Documents as described in the Marad Consent, a copy of which is attached hereto as Exhibit 5.24. The Borrowers, but not Marad, further represent and
          ------------
warrant that no additional Marad consent is required under the Marad Financing Documents, and no further Marad consent is required with respect to any Borrower or any of their Subsidiaries for their entering into and performing their Obligations under this Agreement and the other Loan Documents.

     5.25 Intellectual Property. Each Borrower owns, or holds licenses
          ---------------------
in, all Intellectual Property that is necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.25 is a true, correct, and
                                           -------------
complete listing of all Intellectual Property as to which each Borrower is the owner or is an exclusive licensee.

6 . AFFIRMATIVE COVENANTS.

          Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligation and termination of this Agreement, Borrowers shall and shall cause each of their respective Subsidiaries, with the exception of Friede France and its Subsidiaries, to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables
         -----------------
Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 Collateral Reporting. Provide Agent (with copies for each Lender)
         --------------------
with the following documents at the following times in form satisfactory to
Agent:

--------------------------------------------------------------------------------
Weekly (a) a sales journal, collection journal, and credit register since the last such schedule as of such date, and

                    (b) notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------
Monthly (not        (c) Inventory reports specifying each Borrower's cost, the
later than the      book value, if different than cost, and the wholesale market
10th day of each    value of its Inventory, by category, with additional detail
month)              showing additions to and deletions from the Inventory,

                    (d) For each month during which additions to and deletions from the Equipment have occurred, Equipment reports specifying each Borrower's cost, the book value, if different than cost, and the Net Orderly Liquidation Value of its Equipment, by location, with additional detail showing additions to and deletions from the Equipment,

                    (e) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts),

                    (f) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

                    (g) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and

                    (h) a calculation of Dilution for the prior month.

--------------------------------------------------------------------------------
Quarterly           (i) a detailed list of each Borrower's customers in such
                    detail as Agent shall require,

                    (j) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes,
--------------------------------------------------------------------------------
Upon request by     (k) copies of invoices in connection with the Accounts,
Agent               credit memos, remittance advices, deposit slips, shipping
                    and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices,

                    (l) subject to the limitations set forth in Section 2.1,
                                                                -----------
                    updated appraisals of Inventory, Equipment and Real Property, and, based upon the results of
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    such appraisals, the Borrowing Base shall be adjusted as Agent shall determine in its Permitted Discretion,

                    (m) such other reports as to the Collateral, or the
                    financial condition of any Borrower or Subsidiary of the
                    Parent as Agent may request in the exercise of its Permitted
                    Discretion,
--------------------------------------------------------------------------------
Upon                (n) within 30 days of the completion thereof, the results of
Completion          Borrowers' annual Physical Inventory (financial or SKU
                    based) conducted in a manner satisfactory to Agent and
                    following such methodology as may be required by Agent, each of which Physical Inventories shall be observed by
                    Borrowers' independent certified public accountants, and
--------------------------------------------------------------------------------
Upon and after      (o) such reports as Agent shall request to enable the Cash
the giving of a     Management Bank to segregate that portion of the Collections
Triggering Event    representing amounts attributable to any taxes or fees due
Notice              to a Governmental Authority as well as that portion of the
                    Collections representing amounts owing to or composing the senior collateral of any third party, including to the
                    United States of America or GE (as proceeds of or composing the Excluded Assets), to a surety with respect to payments received under a bonded construction contract and as to
                    which the surety may have a claim of entitlement senior to
                    Agent's Liens, and such other Collections as Agent may, in its sole discretion, designate.
--------------------------------------------------------------------------------

          In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with
         -------------------------------------------
copies to each Lender:


               (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year, and 90 days in the case of the last month of the fiscal year) after the end of each month during each of Parent's fiscal years,

               (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

               (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                    A. the financial statements delivered hereunder have been
               prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                    B. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                    C. there does not exist any condition or event that
               constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

               (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested or Applicable Base Rate
                      ------------
          Margin, Applicable LIBOR Rate Margin, or Applicable Unused Line Fee is to be reset, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20 including the
                                           ------------
          calculation of the Ratio of Senior Debt to EBITDA.

               (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

               (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

               (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20.
                                                             ------------
               (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

               (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

               (d)  if and when filed by any Borrower,

               (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii) any other filings made by any Borrower with the SEC,

               (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

               (iv) any other information that is provided by Parent to its shareholders generally,

               (e) if and when filed by any Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (f) promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Borrower, notice of all actions, suits or proceedings brought by or against any Borrower before any Governmental Authority which, if determined adversely to such Borrower, reasonably could be expected to cause a Material Adverse Change,

               (g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto, and

               (h) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrowers.

          In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

     6.4 [Intentionally Omitted.]
          ---------------------

     6.5 Return. Cause returns and allowances as between Borrowers and their
         ------
Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

     6.6 Maintenance of Properties. Maintain and preserve all of its properties
         -------------------------
which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.7 Taxes. Cause all assessments and taxes, whether real, personal, or
         -----
otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

     6.8 Insurance.
         ---------

               (a) At Borrowers' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent, but only if such requirements are not in conflict with, or do not require lesser coverage than, the coverage required by Marad with respect to the Marad Collateral. Borrowers shall deliver copies of all such policies to Agent, which policies, with the exception of insurance coverage of the Excluded

Assets, shall contain a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

               (b) Administrative Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall, with the exception of losses payable with respect to the Excluded Assets, have the exclusive right to adjust any losses payable under any such insurance policies in excess of $500,000, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies and monies received as payment for any loss with respect to the Excluded Assets) or as payment of any award or compensation for condemnation or taking by eminent domain (with the exception of any such payment received with respect to the Excluded Assets), shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

               (c) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless (other than as to insurance coverage on the
           -----------
Excluded Assets) Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

               (d) In furtherance of the foregoing and with respect to Ship
               Collateral:

               (i) For so long as this Agreement remains in effect, Borrowers shall, at their sole cost or the cost of the Buyer, keep the Ship Collateral and related Materials, Work, Components, Equipment and Inventory constantly insured as specified below, as well as keep the Ship Collateral and related Materials, Work, Components, Equipment and Inventory insured against such additional risks as may be commercially reasonable or reasonably specified by Agent from time to time, including (i) builders' risk insurance or such other insurance protecting the Ship Collateral and all Materials, Work and Components installed or to be installed thereon, from loss or risks by fire, by such hazards included within the term "extended coverage," and by such other hazards as may be required by Agent, (ii) marine and hull machinery insurance under the latest forms (determined at the time of issuance of the policies in question) of policies approved by Agent insuring the Ship Collateral against the usual risks covered by such forms, and (iii) such additional policies of insurance as Agent may from time to time require, including all coverages required hereunder.


               (ii) All property damage insurance shall be in an amount not less than 110% of the construction price or the replacement cost of the Ship Collateral covered by such insurance, whichever is greater, or such other amount or amounts, and subject to such deductibles and self-insurance agreements, as Agent may require or approve in writing. Each Borrower shall further provide and maintain or cause to be provided or maintained, at no expense to the Lender Group, comprehensive marine and other liability insurance, naming both such Borrower and Agent for the benefit of the Lender Group as parties insured, protecting against claims for bodily injury, death or property damage arising out of the use, ownership, possession, operation or condition of the Ship Collateral, and further containing a broad form contractual liability endorsement covering such Borrower's obligations to indemnify the Lender Group as provided hereunder. Each Borrower shall provide and maintain at its sole cost and expense workmen's compensation and such other Commercial General Liability and Protection and Indemnity insurance as Agent may require, protecting against claims for bodily injury, death or property damage arising out of such Borrower's business operations and the construction of the vessel(s) constituting the Ship Collateral.

               (iii) Each Borrower may purchase such insurance through one or more insurance brokers of its choice, with such insurance being placed and kept with such American, British or other insurance companies, underwriters' associations, clubs or underwriting funds as may be acceptable to Agent and that may be authorized to conduct business in the State of Louisiana. All such insurance policies, including renewals and replacements, must also be in form and substance acceptable to Agent and must additionally contain a standard non-contributory lender's loss payable endorsement in favor of Agent providing in part that: (A) all proceeds and returned premiums under such policies of insurance will be paid directly to Agent; (B) no act or omission on the part of such Borrower or its officers, agents, employees or representatives, or the master or crew of any vessel constituting the Ship Collateral, or any charter or sub-charter thereof, or breach of any warranties contained in such policies, shall affect the obligations of the insurer to pay the full amount of any loss of the Lender Group; (C) such policies may not be cancelled or altered without 30 days' prior written notice to Agent of such intended cancellation or alteration; and (D) there shall be no recourse against Agent or any other member of the Lender Group for the payment of premiums or commissions.

               (iv) Each Borrower will further furnish to Agent, and Agent may rely upon, a certificate or opinion of a firm of marine insurance brokers or other insurance brokers acting for such Borrower with respect to the Ship

               Collateral of such Borrower, with respect to the insurance required under this Agreement, stating in effect, that, as of the date of this Agreement, all such insurance complies in all respects with the applicable requirements of this Agreement.

                    (v) Nothing under this section shall be deemed to excuse any Borrower from its obligations to promptly repair, replace or restore any lost, damaged or destroyed portion or part of the affected Ship Collateral, or the Materials, Works, Components or Inventory or Equipment, whether or not the same may be covered by insurance, and whether or not such proceeds of insurance are available, and whether such proceeds are sufficient in amount to complete such repair, replacement or restoration to the satisfaction of Agent. Furthermore, unless otherwise confirmed by Agent in writing, the application or release of any insurance proceeds by Agent shall not be deemed to cure or waive any Event of Default under this Agreement.

                    (vi) Once a vessel constituting Ship Collateral is subject to a Preferred Ship Mortgage in favor of Agent, the insurance provisions of such mortgage with respect to insurance shall govern with respect to such vessel.

    6.9    Location of Inventory and Equipment. Keep the Inventory and Equipment
           -----------------------------------
only at the locations identified on Schedule 5.5 (except to the extent in
                                    ------------
transit from a location identified on Schedule 5.5 to another location
                                      ------------
identified on Schedule 5.5); provided, however, that Administrative Borrower may
              -------------  --------  -------

amend Schedule 5.5 so long as such amendment occurs by written notice to Agent
      ------------
not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States or the Canadian Province of Newfoundland, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets that constitute Collateral and also provides to Agent, if requested, a Collateral Access Agreement if the assets constitute Collateral.

    6.10   Compliance with Laws. Comply with the requirements of all applicable
           --------------------
laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

    6.11   Leases. Pay when due all rents and other amounts payable under any
           ------
leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

    6.12   Brokerage Commissions. Pay any and all brokerage commission or
           ---------------------
finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

    6.13   Existence. Except as permitted under Section 7.3, at all times
           ---------                            -----------

preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

    6.14   Environmental. To the extent any of the following could reasonably be
           -------------
expected to result in a Material Adverse Change: (a) keep any property either owned or operated by any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, and (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law; and, notwithstanding whether the matter involved could result in a Material Adverse Change, promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

    6.15   Disclosure Updates. Promptly and in no event later than 5 Business
           ------------------
Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

    6.16   Alterations, Modifications and Additions. At their sole expense, make
           ----------------------------------------
such alterations and modifications in and additions to the Equipment as may be required from time to time by any relevant Governmental Authority or as may be deemed necessary from time to time by the Borrowers, whether upon the recommendation of any manufacturer or otherwise, for the purpose of the safe operation of the Equipment (any such alteration, modification or addition as may be so required or so deemed necessary being herein called a "Required
                                                             --------
Modification"). In addition, the Borrowers, at their sole expense, may from time
------------
to time make such other alterations and modifications in and additions to the Equipment as the

Borrowers may deem desirable in the proper conduct of their business (any such alteration, modification or addition as may be so deemed desirable being herein called an "Optional Modification"); provided, however, that (i) any Required
           ---------------------    --------  -------
Modification shall be expeditiously completed in a good and workmanlike manner, in compliance with all legal requirements applicable thereto, and (ii) no Optional Modification shall diminish the value or utility of any item of Equipment or impair the operating condition thereof below the value, utility and operating condition thereof immediately prior to such Optional Modification, assuming that such item of Equipment was then of the value or utility and in the operating condition required to be maintained by the terms of this Agreement. All parts incorporated or installed in or attached to any item of Equipment composing Collateral as a result of any alteration, modification or addition which are not readily removable without damage to such item of Equipment shall, without necessity of further act, become part of such item of Equipment for all purposes hereof and subject to the security interest granted herein; however, this sentence shall not be construed to impair or affect Marad's rights, duties and privileges with respect to FGO or Parent under the Marad Financing Documents, and the Borrowers covenant and agree not to incorporate or install in or attach any item of Marad Collateral to any item of Equipment composing Collateral.

    6.17   Ownership of Ship Collateral. In the event any Borrower enters into a
           ----------------------------
Title Transfer Construction Contract, such Borrower shall notify Agent immediately of such fact and shall promptly provide Agent, upon Agent's request, with a signed copy of such contract.

    6.18   Identifying Numbers. The following shall apply to all items of Ship
           -------------------
Collateral currently under construction as to which title during construction remains with the applicable Borrower. In the case of each item of Ship Collateral to be constructed in the State of Louisiana, comply with all the requirements imposed upon the builder under the Louisiana Ship Mortgage Law, and more specifically, with all the requirements imposed under Louisiana Revised Statutes 9:5523. Each Borrower shall affix a plaque showing the name of such Borrower, the hull number of the item of Ship Collateral being constructed by such Borrower, and in the case of Louisiana constructed vessels, the parish in which such vessel is to be constructed, to the keel of the vessel if the vessel has a keel, or to the bottom plates if such vessel does not have a keel, when laid, so as to be clearly visible at all times during the performance of the work and until the decking is laid. At such times as the decking is laid, each Borrower shall move the aforementioned plaque and permanently affix the plaque to the weather decking of the vessel so as to be clearly visible at all times during the continuance of the work and after completion of construction. Each Borrower shall mark or stamp on Materials, Works and Components to be installed on the designated vessel with the hull number of the vessel upon delivery of such materials and/or components to the Shipyard. Alternatively, each Borrower shall maintain records which shall identify with certainty all such Materials, Works and Components with such vessel's hull number.

    6.19   Insurance.  All items of Ship Collateral subsequently acquired shall
           ---------
be insured according to the terms and conditions of Section 6.8 herein.
                                                    -----------

    6.20   Excluded Assets. Provide the Agent with 30 days prior written notice
           ---------------
of (a) the date on which the Indebtedness secured by the Marad Collateral is to be repaid in full, or (b) the date on which the Indebtedness secured by Liens in favor of GE or the mortgagees under the existing collateral documents with respect to TDI-North and TDI-South, as the case may be, encumbering any of the assets composing the Excluded Assets is to be finally repaid in full or any such Liens under this clause (b) terminated or released, and promptly take such actions as the Agent may require to amend or amend and restate existing filed UCC financing statements or recorded Mortgages or file new UCC financing statements or record new mortgages to perfect in favor of the Agent for the benefit of the Lender Group a first priority Lien in that portion of the Excluded Assets being released from the Liens of either the United States of America (provided in such case the Indebtedness to Marad under the Marad Financing Documents has been repaid in full), GE, or any mortgagee under the existing collateral documents with respect to TDI-North and TDI-South, as the case may be, and take such other actions as Agent may require with respect thereto.

    6.21   Bonds. Provide the Agent, promptly upon the execution thereof, true,
           -----
correct and complete copies of any Bonded Contract and the Bonded Contract Security Documents with respect thereto accompanied by a memorandum from the chief financial officer of Parent detailing the collateral security granted to the bonding company or other surety with respect to any Bonds.

    6.22   Copyright Registrations. No less frequently than once every 60 days,
           -----------------------
unless Agent shall otherwise agree in writing, each Borrower shall (a) cause all copyrights generated by such Borrower (other than Exempt Copyrights) that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of such Borrower's ownership thereof, and (b) cause to be prepared, executed, and delivered to Lender, with sufficient time to permit to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such new copyrights (other than Exempt Copyrights, which, although subject to the security interest of Agent for the benefit of the Lender Group, shall not be required to be registered until 30 days after such time, if any, as they cease to be Incipient Copyrights), which supplemental schedules shall be in form and content suitable for registration with the United States copyright Office so as to give constructive notice, when so registered, of the transfer by such Borrower to Agent of a security interest in such copyrights. Borrowers also shall maintain copies of all source and object code for all software utilized in their business operations at safe and secure offsite locations reasonably acceptable to Agent and shall, at the request of Agent, advise the operators of such locations of Agent's security interest in such software, shall keep Agent fully informed of each such location, and shall maintain the currency of all such software stored offsite.

     6.23   Real Estate Curative Work. Take commercially reasonable efforts to
            -------------------------
complete as expeditiously as possible the title curative work with respect to certain parcels of Real Property Collateral as required by Sections 3.2(d),(e),
                                                           -------------------
and (i).
-------

7 .  NEGATIVE COVENANTS.

            Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries, with the exception of Friede France and its Subsidiaries, to do any of the following:

     7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise
         ------------
become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                     (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                     (b) Indebtedness set forth on Schedule 5.20;
                                                   -------------

                     (c) Indebtedness outstanding under the Securities (as such term is defined in the Indenture) in an aggregate principal amount not to exceed $185,000,000 at any one time outstanding;

                     (d) Permitted Purchase Money Indebtedness;

                     (e) Indebtedness owing by (i) Parent to any other Borrower,
(ii) any wholly-owned Borrower to Parent, and (iii) any wholly-owned Borrower to any other wholly-owned Borrower, so long as, in each such case, any such Indebtedness is the subject of the Intercompany Subordination Agreement;

                     (f) Indebtedness evidenced by, and reimbursement obligations with respect to, performance bonds, surety bonds, and other similar bonds issued by or for the benefit of a Borrower in the ordinary course of business, the terms and conditions of which, including waiver of subrogation rights of the surety and collateral and payment sharing arrangements or other intercreditor arrangements between the surety and Agent, are acceptable to the Agent in its sole discretion;

                     (g) Hedging Obligations permitted by this Agreement;

                     (h) Purchase Money Indebtedness of Friede Canada or any of its Subsidiaries in an amount not to exceed $10,000,000 outstanding at any one time; provided that such Purchase Money Indebtedness only shall be used by
      --------
Friede Canada or any of its Subsidiaries for the construction of a barge to be used to facilitate joint construction projects of Friede Canada and the Borrowers;

                     (i) Indebtedness of Friede France or any of its Subsidiaries;

                     (j) Acquired Indebtedness in an amount not to exceed $5,000,000 outstanding at any one time;

                     (k) subordinated Indebtedness the terms and conditions of which, including provisions subordinating such Indebtedness to the Obligations, are satisfactory to the Required Lenders and the Required Term Loan Lenders;

                     (l) Indebtedness evidenced by the Intercompany Note;

                     (m) refinancings, renewals, or extensions of Indebtedness permitted under this Section 7.1 (and continuance or renewal of any Permitted
                     -----------
Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in the judgment of the Required Lenders and the Required Term Loan Lenders, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended; provided, that the refinancing
                                                  --------
of the Securities (as defined in the Indenture) may occur in a transaction providing for an interest rate acceptable to the Required Lenders and the Required Term Loan Lenders, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; or the refinancing, renewal or extension is effected through the issuance of the common Stock of Parent or other Stock of Parent that does not require any cash payment until after the second anniversary of the Maturity Date so long as the Lenders receive at least 30 days prior written notice of such issuance; and

                     (n) Indebtedness composing Permitted Investments.

     7.2   Liens. Create, incur, assume, or permit to exist, directly or
           -----
indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(m) and so long as the replacement Liens only encumber
               --------------
those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3   Restrictions on Fundamental Changes.
           -----------------------------------

                     (a) Except for Permitted Acquisitions, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                     (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

Clauses (a) and (b) shall not apply to the merger of a Solvent Guarantor Subsidiary with and into a Borrower so long as such Borrower is the surviving entity, or the dissolution or liquidation of a Guarantor Subsidiary without the incurrence of additional Indebtedness or liability by a Borrower.

     7.4   Disposal of Assets. Other than Permitted Dispositions (and subject to
           ------------------
Section 2.4(a)(iii), if applicable), convey, sell, lease, license, assign,
-------------------
transfer, or otherwise dispose of any of the assets of any Borrower.

     7.5   Change Name. Change any Borrower's name, FEIN, corporate structure or
           -----------
identity, or add any new fictitious name; provided, however, that a Borrower may
                                          --------  -------
change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens.

     7.6   Guarantee. Guarantee or otherwise become in any way liable with
           ---------
respect to the obligations of any third Person, except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent, and except for (i) guarantees permitted under Section 7.1, or (ii) additional guarantees in an aggregate amount,
      -----------
including the present value, discounted, as of the date of any determination thereof, at the interest rate then applicable to Base Rate Loans, of future contingent liabilities, not to exceed $5,000,000.

     7.7   Nature of Business. Make any change in the principal nature of
           ------------------
Borrowers' business.

     7.8   Prepayments and Amendments.
           --------------------------

                     (a) Except in connection with a refinancing permitted by
Section 7.1(m), and except for regularly scheduled sinking fund payments or
--------------
(subject to the proviso set forth in Section 7.17 hereof) mandatory redemptions
                                     ------------
in connection with determinations from time to time of the depreciated actual cost of Marad collateral composing a portion of the Excluded Assets, mandatory payment with respect to Title XI Reserve Fund Net Cash Flow (as defined in the Marad Financing Documents) or mandatory redemptions in connection with an actual, constructive, agreed or compromise total loss of Marad collateral composing a portion of the Excluded Assets, in each case as required by the Marad Financing Documents and whether paid by FGO or Parent, and except for Indebtedness repaid in the common Stock of Parent or other Stock of Parent that does not require any cash payment until after the second anniversary of the Maturity Date, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than (i) the Obligations in accordance with this Agreement, or (ii) provided that (A) no
                                                           --------
Event of Default shall exist or is continuing either before or immediately after giving effect to any such repurchase, (B) after giving effect to any such repurchase Borrowers shall have Excess Availability and unrestricted Cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements of not less than $70,000,000 (such aggregate amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements to include not less than $10,000,000 attributable to Excess Availability), and (C) the Term Loan (together with all interest thereon) has been paid in full in cash, the repurchase of Securities (as such term is defined in the Indenture) in an amount not to exceed $25,000,000 during any fiscal year or $75,000,000 in the aggregate, and

                    (b) Except in connection with a refinancing permitted by
Section 7.1(m), directly or indirectly, amend, modify, alter, increase, or
--------------
change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1, including the Marad Financing Documents, the GE Financing
      ------------
Documents, or the Canadian Security Documents if the result of any such amendment, modification, alteration, increase or change grants a Lien on any additional collateral, could be expected to be a Material Adverse Change, or if the effect of any such amendment, modification, alteration, increase or change, together with all other amendments, modifications, alterations, increases or changes made, is to increase materially the obligations of the obligor thereunder or to confer additional rights on the holders of such Indebtedness (or a trustee or representative on their behalf) which would be adverse to a Borrower or to a member of the Lender Group.

     7.9   Change of Control. Cause, permit, or suffer, directly or indirectly,
           -----------------
any Change of Control.

     7.10  [Intentionally Omitted.]
            ---------------------

     7.11  Distributions. Other than distributions or declaration and payment of
           -------------
dividends by a Borrower to another Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding.

     7.12  Accounting Methods. Modify or change its method of accounting (other
           ------------------
than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' financial condition.

     7.13  Investments. Except for Permitted Investments, directly or
           -----------
indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers shall not have
                                --------  -------
Permitted Investments (other than in the Cash Management Accounts) in excess of $750,000 outstanding at any one time unless the applicable Borrower and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments; provided, further, that the
                                             --------  -------
foregoing limitation shall not apply to Permitted Investments made in the Construction Fund, the Construction Moneys Fund, the Title XI Reserve Fund, and the Travelers' Fund.

     7.14  Transactions with Affiliates. Except for Permitted Affiliate
           ----------------------------
Transactions, directly or indirectly enter into or permit to exist any transaction with any other Borrower or any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15  Suspension. Suspend or go out of a substantial portion of its
           ----------
business.

     7.16  Compensation. Increase the annual fee or per-meeting fees paid to the
           ------------
members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

     7.17  Use of Proceeds. Use the proceeds of Advances and the Term Loan for
           ---------------
any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, provided that no proceeds of Advances or the Term Loan shall
                    --------
be used to fund any mandatory redemptions required by the Marad Financing Documents in connection with an actual, constructive, agreed or compromise total loss of the collateral of Marad composing a portion of the Excluded Assets.

     7.18  Change in Location of Chief Executive Office; Inventory and Equipment
           ---------------------------------------------------------------------
with Bailees. Relocate its chief executive office to a new location without
------------
Administrative Borrower providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment composing Collateral shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

     7.19  Securities Accounts. Establish or maintain any Securities Account
           -------------------
unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however,
         --------  -------
that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

     7.20  Financial Covenants.
           -------------------

                (a) Fail to maintain:

               (i) Minimum EBITDA. EBITDA, measured as of the last day of each Test Period, of not less than the required amount set forth in the following table for each Test Period ending on the date set forth opposite thereto:

=======================================================================
     Minimum EBITDA             Applicable Test Period Ending
         Amount
=======================================================================
      $       0.00                   October 31, 2000
-----------------------------------------------------------------------
      $       0.00                   November 30, 2000
-----------------------------------------------------------------------
      $  1,727,000                   December 31, 2000
-----------------------------------------------------------------------
      $  6,582,000                   January 31, 2001
-----------------------------------------------------------------------
      $ 12,321,000                   February 28, 2001
-----------------------------------------------------------------------
      $ 17,541,000                     March 31, 2001
-----------------------------------------------------------------------
      $ 24,421,000                     April 30, 2001
-----------------------------------------------------------------------
      $ 32,288,000                      May 31, 2001
-----------------------------------------------------------------------
      $ 37,799,000                     June 30, 2001
-----------------------------------------------------------------------
      $ 43,374,000                     July 31, 2001
-----------------------------------------------------------------------
      $ 49,581,000                    August 31, 2001
-----------------------------------------------------------------------
      $ 55,858,000                  September 30, 2001
-----------------------------------------------------------------------
      $ 62,424,000                    October 31, 2001
-----------------------------------------------------------------------
      $ 67,315,000                   November 31, 2001
-----------------------------------------------------------------------
      $ 71,540,000            December 31, 2001 and thereafter
=======================================================================

               (ii) Adjusted Tangible Net Worth. Adjusted Tangible Net Worth, measured as of the last day of each Test Period, of not less than the required amount set forth in the following table for each Test Period ending on the date set forth opposite thereto:

====================================================================
    Minimum Adjusted          Applicable Test Period Ending
   Tangible Net Worth
         Amount
====================================================================
       $ 66,556,000                  October 31, 2000
--------------------------------------------------------------------
       $ 64,134,000                  November 30, 2000
--------------------------------------------------------------------
       $ 66,309,000                  December 31, 2000
--------------------------------------------------------------------
       $ 67,489,000                  January 31, 2001
--------------------------------------------------------------------
       $ 69,389,000                  February 28, 2001
--------------------------------------------------------------------
       $ 70,853,000                   March 31, 2001
--------------------------------------------------------------------
       $ 73,674,000                   April 30, 2001
--------------------------------------------------------------------
       $ 77,298,000                    May 31, 2001
--------------------------------------------------------------------
       $ 78,974,000                   June 30, 2001
--------------------------------------------------------------------
       $ 80,694,000                   July 31, 2001
--------------------------------------------------------------------
       $ 82,927,000                  August 31, 2001
--------------------------------------------------------------------
       $ 85,208,000                 September 30, 2001
--------------------------------------------------------------------
       $ 88,092,000                  October 31, 2001
--------------------------------------------------------------------
       $ 89,611,000                  November 31, 2001
--------------------------------------------------------------------
       $ 90,823,000           December 31, 2001 and thereafter
====================================================================

                (iii) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio, measured as of the last day of each calendar quarter, of not less than the required amount set forth in the following table, for the 12 month period ended as of the date set forth opposite thereto, with the exception of the calendar quarter ended December 31, 2000, for which the measuring period shall be 3 months, for the calendar quarter ended March 31, 2001, for which the measuring period shall be 6 months, and for the calendar quarter ended June 30, 2001, for which the measuring period shall be 9 months:

==========================================================================
          Minimum Fixed Charge          Calendar Quarter Ended
             Coverage Ratio
==========================================================================
               0.14:1.00                   December 31, 2000
--------------------------------------------------------------------------
               0.69:1.00                    March 31, 2001
--------------------------------------------------------------------------
               0.99:1.00                     June 30, 2001
--------------------------------------------------------------------------
               1.10:1.00                   September 30, 2001
--------------------------------------------------------------------------
               1.42:1.00                December 31, 2001 and each
                                        calendar quarter thereafter
==========================================================================

              (iv) Minimum Ratio of Senior Debt to EBITDA. A Ratio of Senior Debt to EBITDA of not less than the required amount set forth in the following table:

============================================================================
          Minimum Ratio of Senior Debt        Calendar Quarter Ended
                  to EBITDA
============================================================================
                   37.6:1.00                   December 31, 2000
----------------------------------------------------------------------------
                   4.8:1.00                      March 31, 2001
----------------------------------------------------------------------------
                   2.4:1.00                      June 30, 2001
----------------------------------------------------------------------------
                   2.0:1.00                    September 30, 2001
----------------------------------------------------------------------------
                   2.0:1.00                     12/31/2001 and each
                                            calendar quarter thereafter
============================================================================

               (b) Make:

               (i) Capital Expenditures. Capital Expenditures excluding Capital Expenditures composing Permitted Acquisitions, in any fiscal year in excess of the amount set forth in the following table for the applicable period:

========================================================================
  Fiscal Year 2000           Fiscal Year 2001          Fiscal Year 2002
========================================================================
     $ 7,500,000               $ 24,000,000              $ 30,000,000
========================================================================

    7.21  Vessels. Register or document, or permit the registration or
          -------
documentation, of any Ship Collateral with any Governmental Authority without providing Agent 30 days prior written notice of the proposed registration or documentation, which notice shall include the proposed date of registration or documentation and the name of the Governmental Authority and office thereof at which the proposed registration or documentation is to be made, together with such documents and agreements as Agent shall require to create and perfect a first priority Lien on the Ship Collateral proposed to be registered or documented.

    7.22  Guarantor Subsidiaries. Permit any Guarantor Subsidiary to conduct
          ----------------------
business operations or to hold assets having an aggregate value for all Guarantor Subsidiaries in excess of $100,0000 (with the exception of the Trinity
Note).

    7.23  Hedging Obligations. Become or remain liable with respect to any
          -------------------
Hedging Obligations unless such Hedging Obligations meet the following conditions:

               (i) if such Hedging Obligation relates to interest rates, such Hedging Agreement hedges actual outstanding Indebtedness (or an amount approximating such actual outstanding Indebtedness) of a Borrower or one of its Subsidiaries, and (ii) if such Hedging Obligation relates to foreign currency, and, in each case, such Hedging Obligation is not speculative in nature; and

               (ii) the pricing and spread under such Hedging Obligation is on market terms.


    7.24  Additional Bonds with Travelers. Request, authorize or permit
          -------------------------------
Travelers to issue any Bond or otherwise guaranty or become liable in any way for any obligation or Indebtedness of any Borrower or any Subsidiary of any Borrower, with respect to a Bonded Contract (with the exception of the Pasha Contract and the Global Contract as defined in the Travelers' Bonded Contract Security Documents) or otherwise, without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

8. EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
                   ----------------

         8.1 If any Borrower or Guarantor Subsidiary fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 (a) If any Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2 or 6.3
                                                          -----------    ---
hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, (b) if any Borrower or any Guarantor Subsidiary fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.1, 6.5, 6.7, or 6.11
                                               ---------------------     ----
hereof and such failure or neglect continues for a period of 15 days after the date on which such failure or neglect first occurs, or (c) if any Borrower or any Guarantor Subsidiary fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than any such term, provision, condition, covenant, or agreement that is expressly dealt with elsewhere in this Section 8) or in any of the other Loan
                                       ---------
Documents; provided, however, that if the Term Loan and all interest thereon
           --------  -------
have been paid in full Borrowers' failure to perform, keep, or observe any of the financial covenants contained in Section 7.20(a) shall not constitute an
                                     ---------------
Event of Default hereunder if Borrowers demonstrate to the satisfaction of the Agent (determined in its Permitted Discretion) at such time as Borrowers deliver to Agent the financial statements showing Borrowers noncompliance with any such financial covenant, that as of the date on which such covenant was measured Borrowers had Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements equal to the greater of (i) $10,000,000 in excess of Borrowers' consolidated loss reserves, and (ii) $50,000,000 (such aggregate amount of Excess Availability and unrestricted cash and Cash Equivalents on deposit in Securities Accounts or DDAs subject to Control Agreements to include not less than $ 10,000,000 attributable to Excess Availability).

         8.3 If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against any Borrower, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof;

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Borrower's or any of its Subsidiaries' properties or assets;

         8.9 If there is a default in any material agreement (including the Indenture, the Marad Financing Documents, the GE Financing Documents, or any performance bond, surety bond or other similar bond with respect to any Construction Contract) to which any Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

         8.12 If the obligation of any Guarantor Subsidiary under the Guaranty is limited or terminated by operation of law or by such Guarantor Subsidiary thereunder;

         8.13 If a "Change of Control" (as defined in the Indenture) occurs;

         8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or Guarantor Subsidiary, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1  Rights and Remedies. Upon the occurrence, and during the
              -------------------
continuation, of an Event of Default, Agent may, and shall at the authorization and instruction of the Required Lenders (at their election but without notice of their election and without demand), do any one or more of the following on behalf of the Lender Group, all of which are authorized by Borrowers:

                      (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                      (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                      (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                      (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                      (e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

                      (f) Without notice to or demand upon any Borrower or Guarantor Subsidiary, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and use such premises, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                    (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                    (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                    (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge for the benefit of the Lender Group, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                    (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                    (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                    (i) Agent shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                    (ii) The notice shall be personally delivered or mailed,
               postage prepaid, to Administrative Borrower as provided in
               Section 12, at least 10 days before the earliest time of
               ----------
               disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property

               Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                    (l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

                    (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                    (n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

                    (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Borrower).

                    (p) For purposes of executory process under applicable Louisiana law, each Borrower hereby acknowledges the Obligations, CONFESSES JUDGMENT thereon and consent that judgment be rendered and signed, whether during the court's term or during vacation in favor of the Agent, for the full amount of the Obligations in principal, interest, and attorney's fees, together with all charges and expenses whatsoever pursuant to this Agreement or any other Loan Document. Upon the occurrence of an Event of Default, and in addition to all of their rights, powers and remedies under this instrument and applicable law, Agent and the Lenders may, at their option, cause all or any part of the Collateral to be seized and sold under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Obligations, without appraisement to the highest bidder, for cash or under such terms as Agent deems acceptable. Each Borrower hereby waives all and every appraisement of the Collateral and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Collateral seized and sold under executory or other legal process. Each Borrowers agrees to waive, and do hereby specifically waive:

                    (i) the benefits of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

                    (ii) the demand and 3 days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

                    (iii) the notice of seizure required by Articles 2293 and
               2721, Louisiana Code of Civil Procedure;

                    (iv) the 3 days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure.

               In the event Agent elects, at its option, to enter suit via ordinaria on the Obligations, in addition to the foregoing confession of judgment, Borrowers hereby waive citation, other legal process and legal delays and hereby consents that judgment for the unpaid principal due on the obligations, together with interest, attorneys' fees, costs and other charges that may be due on the Obligations, be rendered and signed immediately.

               Pursuant to the authority contained in Louisiana Revised Statutes 9:5136 through 9:5140.2, Borrowers and the Lender Group do hereby expressly designate Agent or its designee to be keeper or receiver ("Keeper") for the
                                                           ------
benefit of the Lender Group or any assignee of any member of the Lender Group, such designation to take effect immediately upon any seizure of any of the Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by Agent. It is hereby agreed that the Keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, a reasonable amount, which compensation to the Keeper shall also be secured by this Agreement. The designation of Keeper made herein shall not be deemed to require Agent or any Lender to provoke the appointment of such a keeper.

        9.2 Remedies Cumulative. The rights and remedies of the Lender Group
            -------------------
under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

               If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the
            -----------
type described in Section 6.8 and take any action with respect to such policies
                  -----------
as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1  Demand; Protest; etc. Each Borrower waives demand, protest, notice of
           --------------------
protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

     11.2  The Lender Group's Liability for Collateral. Each Borrower hereby
           -------------------------------------------
agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

     11.3  Indemnification. Each Borrower shall pay, indemnify, defend, and hold
           --------------
the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys- in-fact (each, an "Indemnified Person")
                                                     ------------------
harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding,
     -----------------------
Borrowers shall have no obligation to any Indemnified Person under this Section
                                                                        -------
11.3 with respect to any Indemnified Liability that a court of competent
----
jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON

WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

          If to Administrative

          Borrower:              FRIEDE GOLDMAN HALTER, INC.
                                 13085 Seaway Road
                                 Gulfport, Mississippi 39503
                                 Attn: Mr. Emile J. Dumesnil
                                 Fax No. 228.897.4888

          with copies to:        JONES, WALKER, WAECHTER, POITUENT,
                                 CARRERE & DENEGRE, L.L.P.
                                 201 St. Charles Avenue, 50th Floor
                                 New Orleans, Louisiana 70170
                                 Attn: Thomas Y. Roberson, Esq.
                                 Fax No. 504.582.8583

          If to Agent:           FOOTHILL CAPITAL CORPORATION
                                 2450 Colorado Avenue
                                 Suite 3000W
                                 Santa Monica, California  90404
                                 Attn: Business Finance Division Manager
                                 Fax No. 310.453.7413

          with copies to:        BROBECK, PHLEGER & HARRISON LLP
                                 550 South Hope Street
                                 Los Angeles, California 90071
                                 Attn: John Francis Hilson, Esq.
                                 Fax No. 213.239.1324

          Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12,
                                                                     ----------
other than notices by Agent in
connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE BORROUGH OF MANHATTAN, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
                              --------  -------
ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO
                                        ----- --- ----------
VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
                                                                      -------
13(b).
-----

          BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE

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

EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1  Assignments and Participations.
           ------------------------------

               (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee and no notice to Agent shall be required in connection with any assignment and delegation by a Lender to a fund or account managed by a Lender or an Affiliate of a Lender), assign and delegate to one or more assignees (each an "Assignee") all, or any
                                                       --------
part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to any Affiliate of a Lender or to a fund or account managed by a Lender provided that if the minimum amount is not met Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee); provided, however, that Borrowers and Agent may continue to deal
           --------  -------
solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent a fully executed Assignment and Acceptance substantially in the form of Exhibit A-1, and (iii) the assignor Lender or
                             -----------
Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent or Administrative Borrower shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or the assignee is an Affiliate (other than individuals) of, or a fund, money market account, investment account or other account managed by a Lender or an Affiliate of a Lender.

               (b) From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower, if applicable) that it has received a fully executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof)
                                                          ------------
and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto

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

and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests
                                          -----------
in the Obligations owing to such Lender, the Commitment of such Lender, and the other rights and interests of that Lender (the "Originating Lender") hereunder
                                                ------------------
and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i)
                                                  --------  -------
the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the

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

Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant, (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating, or (F) subordinates the Liens of Agent for the benefit of the Lender Group to the Liens of any other creditor of any Borrower; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this
Section 14.(e) are solely for the benefit of Lender Group, and none of Borrowers
--------------
shall have any rights as a third party beneficiary of any such provisions.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S).203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2  Successors. This Agreement shall bind and inure to the benefit of the
           ----------
respective successors and assigns of each of the parties; provided, however,
                                                          --------  -------
that Borrowers

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

may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1
------------                                                      ------------
hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1  Amendments and Waivers.  No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                                --------
however, that no such waiver, amendment, or consent shall, unless in writing and
-------
signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

               (a)  increase or extend any Commitment of any Lender,

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

               (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

               (d) change the percentage of the Commitments that is required to take any action hereunder,

               (e) amend, modify or waive this Section or any provision of the Agreement providing for consent or other action by all Lenders,

               (f)  release Collateral other than as permitted by Section 16.12,
                                                                  -------------

               (g) change the definition of "Required Lenders" or "Pro Rata Share",

               (h)  contractually subordinate any of the Agent's Liens,

               (i) release any Borrower or Guarantor Subsidiary from any obligation for the payment of money, or

               (j) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof),

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

               (k) change the definitions of Borrowing Base, Eligible Accounts, Eligible Inventory, Eligible Equipment, Maximum Revolver Amount, Maximum Term Loan Amount, or change, or modify Section 2.1(b) or Section 2.4(b); or
                                  --------------    --------------

               (l)  amend, modify or waive any of the provisions of Section 16,
Section 2.1(a) or Section 2.3(i).
--------------    --------------

and, provided further, however, that no amendment, waiver or consent shall,
     -------- -------  -------
unless in writing and signed by Agent, Issuing Lender, or Swing Lender, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

     15.2  Replacement of Holdout Lender  If any action to be taken by the
           -----------------------------
Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its
                                            --------------
consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement
                                                             -----------
Lender"), and the Holdout Lender shall have no right to refuse to be replaced
------
hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

           Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as
                                              ------------
the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3  No Waivers; Cumulative Remedies. No failure by Agent or any Lender to
           -------------------------------
exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No

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

waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.  AGENT; THE LENDER GROUP.

     16.1  Appointment and Authorization of Agent. Each Lender hereby designates
           --------------------------------------
and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The
                                                        ----------
provisions of this Section 16 are solely for the benefit of Agent, and the
                   ----------
Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay

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

such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2  Delegation of Duties. Agent may execute any of its duties under this
           --------------------
Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     16.3  Liability of Agent. None of the Agent-Related Persons shall (i) be
           ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

     16.4  Reliance by Agent. Agent shall be entitled to rely, and shall be
           -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

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

     16.5 Notice of Default or Event of Default. Agent shall not be deemed to
          -------------------------------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to actual knowledge by an officer of Agent who is handling this relationship with the Borrowers of the existence of an Overadvance and except with respect to Defaults and Events of Default of which an officer of Agent who is handling the relationship with the Borrowers has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to
Section 16.4, Agent shall take such action with respect to such Default or Event
------------
of Default as may be requested by the Required Lenders in accordance with
Section 9; provided, however, that unless and until Agent has received any such
---------  --------  -------
request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6 Credit Decision. Each Lender acknowledges that none of the Agent-
          ---------------
Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

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

     16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender
          -----------------------------------
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment
             --------  -------
to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8 Agent in Individual Capacity. Foothill and its Affiliates may make
          ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, lending, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any

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

obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

     16.9  Successor Agent. Agent may resign as Agent upon 45 days notice to the
           ---------------
Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall
                                                               ----------
inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 Lender in Individual Capacity. Any Lender and its respective
           -----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub agent of the Agent.

     16.11 Withholding Taxes.
           -----------------

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower:

               (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

               (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

               (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Administrative Borrower;

               (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

               (e) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed,
                             -----
each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section
                                                                        -------
16.11(e) after withholding or deduction for or on account of any Taxes, will not
--------
be less than the amount provided for herein; provided, however, that Borrowers
                                             --------  -------
shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or
                                                           -------------
(ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers .

     16.12  Collateral Matters.
            ------------------

               (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release or subordinate any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan
                               -----------

Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower owned any interest at the time the security interest was granted or at any time thereafter, (iv) constituting Inventory and the sale thereof by a Borrower to a purchaser in the ordinary course of business, including the release of Liens on a vessel under construction and Collateral included therein in favor of a purchaser under a Title Transfer Construction Contract, (v) to clarify the senior Lien position of a secured creditor providing purchase money financing constituting Permitted Purchase Money Indebtedness, or (vi) constituting property leased to a Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12;
                                                         -------------
provided, however, that (1) Agent shall not be required to execute any document
--------  -------
necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers in the Collateral, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, absent Agent's gross negligence or willful misconduct, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13  Restrictions on Actions by Lenders; Sharing of Payments.
            -------------------------------------------------------

               (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Lenders however shall not have any set off rights as to the Title XI Reserve Fund, the Construction Fund and the Construction Moneys Fund. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

               (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14  Agency for Perfection. Agent hereby appoints each other Lender as
            ---------------------
its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in Collateral which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.15  Payments by Agent to the Lenders. All payments to be made by Agent
            --------------------------------
to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

     16.16  Concerning the Collateral and Related Loan Documents. Each member of
            ----------------------------------------------------
the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17  Field Audits and Examination Reports; Confidentiality; Disclaimers
            ------------------------------------------------------------------
by Lenders; Other Reports and Information. By becoming a party to this
-----------------------------------------
Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the
                ------                     -------
request of Agent, and Agent shall so furnish each Lender with such Reports,

               (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

               (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided,
                                                                   --------
however, that, unless prohibited by applicable law, statute, regulation, or
-------
court order, such Lender shall notify Administrative Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

        16.18  Several Obligations; No Liability. Notwithstanding that certain
               ---------------------------------
of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall
                              ------------
have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

1 7.  GENERAL PROVISIONS.

        1 7.1  Effectiveness. This Agreement shall be binding and deemed
               -------------
effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

        17.2   Section Headings. Headings and numbers have been set forth herein
               ----------------
for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

        17.3   Interpretation. Neither this Agreement nor any uncertainty or
               --------------
ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

        17.4   Severability of Provisions. Each provision of this Agreement
               --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        17.5   Amendments in Writing. This Agreement only can be amended by a
               ---------------------
writing in accordance with Section 15.1.
                           ------------

        17.6   Counterparts; Telefacsimile Execution. This Agreement may be
               -------------------------------------
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

        17.7   Revival and Reinstatement of Obligations. If the incurrence or
               ----------------------------------------
payment of the Obligations by any Borrower or any Guarantor Subsidiary or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if
                                                    -----------------
the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers or any Guarantor Subsidiary automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        17.8   Integration. This Agreement, together with the other Loan
               -----------
Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.9 Parent as Agent for Borrowers. Each Borrower hereby irrevocably
          -----------------------------
appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and
      -----------------------
effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of
(a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined
     ------------
by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

                          [Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FRIEDE GOLDMAN HALTER, INC.,
a Mississippi corporation                      FRIEDE GOLDMAN OFFSHORE
                                               TEXAS, LIMITED PARTNERSHIP, a
                                               Louisiana limited partnership
     By:___________________________________       By: Maritime Holdings, Inc., a
     Name:  Emile J. Dumesnil                         Delaware corporation, its
     Title: Senior Vice President-Treasurer           General Partner


AMCANE COMPANY, a Minnesota                    FRITZ CULVER, INC., a Louisiana
corporation                                    corporation

FRIEDE GOLDMAN HALTER
ENGINEERED PRODUCTS GROUP,
INC., a Delaware corporation

TDI-HALTER, L.L.C., a Louisiana                GULF COAST FABRICATION, INC., a
limited liability company                      Mississippi corporation

                                               HALTER MARINE GULFPORT, INC., a
     By:___________________________________    Nevada corporation
     Name:  Emile J. Dumesnil
     Title: Authorized Representative for      HALTER MARINE, INC., a Louisiana
            the three above referenced         corporation
            Borrowers
                                               HALTER MARINE, INC., a Nevada
AMCLYDE ENGINEERED PRODUCTS                    corporation
COMPANY, INC., a Delaware
corporation                                    HALTER MARINE PASCAGOULA,
                                               INC., a Delaware corporation
BRISSONNEAU & LOTZ MARINE
USA, INC., a Delaware corporation              HALTER MARINE SERVICES INC., a
Mississippi corporation                        MARITIME HOLDINGS, INC., a
                                               Delaware corporation
FRIEDE GOLDMAN DELAWARE,
INC., a Delaware corporation                   OFFSHORE MARINE INDEMNITY
                                               COMPANY, a Vermont corporation
FRIEDE GOLDMAN OFFSHORE, INC.,
a Mississippi corporation

TDI-ORANGE, L.L.C., a Louisiana
limited liability company

TDI-ORANGE LIMITED
PARTNERSHIP, a Louisiana limited
partnership

     By:  Maritime Holdings, Inc., a
          Delaware corporation, its
          General Partner

UTILITY STEEL FABRICATION, INC.,
a Louisiana corporation

                                               WORLD RIG LEASING COMPANY, a
                                               Delaware corporation

                                               By:______________________________
                                               Name:  Emile J. Dumesnil
                                               Title: Senior Vice President for
                                                      each of the nineteen above
                                                      referenced Borrowers


                                               FOOTHILL CAPITAL CORPORATION,
                                               a California corporation, as
                                               Agent and as a
Lender


                                               By:______________________________
                                               Name:  Scott D. Ryan
                                               Title: Vice President

                                               ALBECO FINANCE, L.L.C., a
                                               Delaware limited liability
                                               company as a Lender

                                               By:______________________________
                                               Name:  Kevin P. Genda
                                               Title: Senior Vice President

                                  EXHIBIT A-1
                                  -----------

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


          This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement") is entered into as of ____________________ between ________________ ("Assignor")
and ______________________ ("Assignee"). Reference is made to the Agreement described in Item 2 of Annex I annexed hereto (the "Loan Agreement").
             ------    -------
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

          In accordance with the terms and conditions of Section 14 of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor's portion of the Total Commitments, the Revolver Commitments, and the Term Loan Commitments, all as specified in Item 4.b and Item 4.c of Annex I. After giving
                                 --------     --------    -------
effect to such sale and assignments, the Assignee's portion of the Total Commitments, Revolver Commitments, and the Term Loan Commitments will be as set forth in Item 4.b of Annex I. After giving effect to such sale and assignment
         --------
the Assignor's amount and portion of the Total Commitments, Revolver Commitments, and the Term Loan Commitments will be as set forth in Item 4.d and
                                                                   --------
Item 4.e of Annex I.
--------

          The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of its Subsidiaries or the performance or observance by any Borrower or any of its Subsidiaries of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

          The Assignee (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents;
(c) confirms that it is eligible as an assignee under the terms of the Loan Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

          Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Agent for recording by the Agent. The effective date of this Assignment (the "Settlement Date") shall be the later of (a) the date of the execution hereof by the Assignor and the Assignee, the payment by Assignor or Assignee to Agent for Agent's sole and separate account a processing fee in the amount of $5,000, and the receipt of any required consent of the Agent, and (b) the date specified in item 5 of Annex
                                                                 ------    -----
I.
-

          Upon recording by the Agent, as of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

          Upon recording by the Agent, from and after the Settlement Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor the Assigned Share (as set forth in Item 4.b
                                                                       --------
of Annex I) of the principal amount of any outstanding loans under the Loan Agreement and the other Loan Documents. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

          THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 [Remainder of page left intentionally blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers
              -------
thereunto duly authorized, as of the first date above written.



                                        [NAME OF ASSIGNOR]
                                        as Assignor



                                        By___________________________________
                                        Title:_______________________________


                                        [NAME OF ASSIGNEE]
                                        as Assignee


                                        By:__________________________________
                                        Title:_______________________________


ACCEPTED THIS ____ DAY OF

_____________

FOOTHILL CAPITAL CORPORATION,
AS AGENT



By:___________________________
Title:________________________

                      ANNEX FOR ASSIGNMENT AND ACCEPTANCE

                                    ANNEX I


1. Borrowers: Friede Goldman Halter, Inc., a Mississippi corporation, and each of its Subsidiaries party to the below referenced Loan Agreement.

2. Name and Date of Loan Agreement: Amended and Restated Loan and Security Agreement, dated as of October 24, 2000, among the Borrowers, the lenders signatory thereto as the Lenders, and Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders.

3.       Date of Assignment Agreement:                               _________

4.       Amounts:

         a.       Assignor's Total Commitment                       $_________

                  i.       Assignor's Revolver Commitment           $_________

                  ii.      Assignor's Term Loan Commitment          $_________

         b.       Assigned Share of Total Commitment                 _________%

                  i.       Assigned Share of Revolver Commitment     _________%

                  ii.      Assigned Share of Term Loan Commitment    _________%

         c.       Assigned Amount of Total Commitment               $_________

                  i.       Assigned Amount of Revolver Credit
                           Commitment                               $_________

                  ii.      Assigned Amount of Term Loan
                           Commitment                               $_________

         d.       Resulting Amount of Assignor's Total Commitment
                  after giving effect to the sale and Assignment
                  to Assignee                                       $_________

                  i.       Resulting Amount of Assignor's
                           Revolver Commitment                      $_________

                  ii.      Resulting Amount of Assignor's Term
                           Loan Commitment                           $_________

         e.       Assignor's Resulting Share of Total Commitment
                  after giving effect to the Assignment to Assignee   _________%

                  i.       Assignor's Resulting Share of Revolving
                           Credit Commitment                          _________%

                  ii.      Assignor's Resulting Share of the Term
                           Loan Commitment                            _________%

5.       Settlement Date:                                             _________

6.       Notice and Payment Instructions, etc.

         Assignee:                                    Assignor:






7.       Agreed and Accepted:

           [ASSIGNOR]                                 [ASSIGNEE]


           By:___________________                     By:______________________
           Title:________________                     Title:___________________


Accepted:
FOOTHILL CAPITAL CORPORATION, as Agent


By:______________________________
Title:___________________________

                                 EXHIBIT  C-1
                       (Form of Compliance Certificate)


                          [on Borrowers' letterhead]


To:      Foothill Capital Corporation, as Agent
         under the below-referenced Loan Agreement
         2450 Colorado Avenue, Suite 3000 West
         Santa Monica, California 90404
         Attn: Business Finance Division Manager

                  Re:      Compliance Certificate dated __________________

Ladies and Gentlemen:

                  Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of October 24, 2000 (the "Loan Agreement") among Friede Goldman Halter, Inc., a Mississippi corporation ("Parent"), certain of Parent's subsidiaries identified on the signature pages thereof (such subsidiaries, together with Parent, collectively, jointly and severally, the "Borrowers"), the lenders signatory thereto (the "Lenders"), and Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

                  Pursuant to Section 6.3 of the Loan Agreement, the undersigned
                              -----------
officer of Parent hereby certifies that:

                  1. The financial information of Parent and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with
             ----------
GAAP (except for year- end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and
                                     --------------
fairly presents the financial condition of Parent and its Subsidiaries.

                  2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by the financial statements delivered pursuant to
Section 6.3 of the Loan Agreement.
-----------

                  3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2
                                                                 ----------
attached hereto, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking, or propose to take with respect thereto.

                  4. Borrowers are in timely compliance with all
representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto.
                                                 ----------
Without limiting the generality of the foregoing, Borrowers are in compliance with the covenants contained in Section 7.20 of the Loan Agreement as
                                ------------
demonstrated on Schedule 3 hereof.
                ----------

                  IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.



                                             Friede Goldman Halter, Inc.,
                                             a Mississippi corporation
                                             as Administrative Borrower

                                             By: ________________________
                                             Name:
                                             Title:

                                  SCHEDULE 3
                                  ----------

1.       Minimum EBITDA.
         --------------

                  (a) Parent's and its Subsidiaries' EBITDA for the _________ ending _________, ________ is $______________, which amount [is/is not] greater than or equal to the amount set forth in Section 7.20(a)(i) of the Loan Agreement for the corresponding period.

2.       Minimum Adjusted Tangible Net Worth.
         -----------------------------------

                  (a) The Adjusted Tangible Net Worth of Parent and its Subsidiaries, as of the last day of the [fiscal quarter] [month] ending ___________, _____, is calculated as follows:

                  (i)      Closing Date Adjusted Tangible
                           Net Worth:                              $92,000,000

                  (ii)     100% of Parent's cumulative
                           consolidated net earnings since the
                           Closing Date:                         $____________

                  (iii)    75% of the aggregate net cash
                           received by Parent from and after
                           the Closing Date from the sale of
                           any of its Stock:                     $____________


Item (i) plus Item (ii) plus
Item (iii) (= Adjusted Tangible Net Worth):                      $____________

                  (b) The Adjusted Tangible Net Worth set forth above [is/is not] greater than or equal to the amount set forth in Section 7.20(a)(ii) of the
                                                      -------------------
Loan Agreement for the corresponding period.

3.       Fixed Charge Coverage Ratio.
         ---------------------------
                  (a) The Fixed Charge Coverage Ratio of Parent and its Subsidiaries, for the fiscal quarter ending __________, ____, is calculated as follows

                  (i)      EBITDA of Parent and its Subsidiaries
                           for the [3/6/9/12] month period then: $____________

                  (ii)     Principal Indebtedness of Parent and
                           its Subsidiaries scheduled to be paid
                           or prepaid during such period:           $___________

                  (iii)    Gross interest expense of Parent and
                           its Subsidiaries for such period:        $___________

                  (iv)     Interest income of Parent and its
                           Subsidiaries for such period:            $___________

                  (v)      Non-cash accretion expense of Parent
                           and its Subsidiaries for such period:    $___________

                  (vi)     Non-cash amortization of debt
                           origination cost of Parent and its
                           Subsidiaries for such period:            $___________

                  (vii)    Operating Lease Obligations of Parent
                           and its Subsidiaries having a scheduled
                           due date during such period:             $___________

Item (i) divided by the sum of
         ----------
Item (ii) plus Item (vii) plus the result of Item (iii)
          ----            ----
minus the sum of Item (iv) plus Item (v) plus Item (vi)
-----
(= Fixed Charge Coverage Ratio)                                       ___ : ___

                  (b) The Fixed Charge Coverage Ratio set forth above [is/is not] greater than or equal to the amount set forth in Section 7.20(a)(iii) of
                                                      --------------------
the Loan Agreement for the corresponding period.

4.       Ratio of Senior Debt to EBITDA.
         ------------------------------

                  (a) The Senior Debt Coverage Ratio of Parent and its Subsidiaries, as of the last day of the quarter ending ___________, _____, is calculated as follows:

                  (i)      Senior Debt outstanding as of the end of
                           such period:                             $__________

                  (ii)     EBITDA of Parent and its Subsidiaries
                           for the [3/6/9/12] month period then
                           ended:                                   $__________



Item (i) divided by Item (ii)
         ----------
(=Ratio of Senior Debt to EBITDA)                                       ____ :

____

                  (b) The Ratio of Senior Debt to EBITDA set forth above [is/is not] greater than or equal to the amount set forth in Section 7.20(a)(iv) of the
                                                      -------------------
Loan Agreement for the corresponding period.

5.       Maximum Capital Expenditures.
         ----------------------------

                  (a) The aggregate amount of Capital Expenditures made or committed to be made to date in the current fiscal year is $________________.

                  (b) The aggregate amount set forth above [is/is not] less than or equal to the amount set forth in Section 7.20(b)(i) of the Loan Agreement for
                                    ------------------
the corresponding period.

                                  EXHIBIT L-1
                                  -----------

                             FORM OF LIBOR NOTICE

Foothill Capital Corporation, as Agent
under the below referenced Loan Agreement
2450 Colorado Place
Suite 3000 West
Santa Monica, California 90404
Attention:_______________________

Ladies and Gentlemen:

          Reference hereby is made to that certain Amended and Restated Loan and Security Agreement, dated as of October 24, 2000 (the "Loan Agreement"), among
                                                       --------------
Friede Goldman Halter, Inc., a Mississippi corporation (" Administrative
                                                          --------------
Borrower"), certain of Administrative Borrower's Subsidiaries signatory thereto
--------
(such Subsidiaries, together with Administrative Borrower, each a "Borrower" and
                                                                   --------
collectively, jointly and severally, the "Borrowers"), the lenders signatory
                                          ---------
thereto (the "Lenders"), and Foothill Capital Corporation, a California
              -------
corporation, as the arranger and administrative agent for the Lenders ("Agent").
                                                                        -----
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          This LIBOR Notice represents the Borrowers' request to elect the LIBOR Option with respect to outstanding Advances in the amount of $_____________ (the "LIBOR Rate Component")[, and is a written confirmation of the telephonic notice
 --------------------
of such election given to Agent].

          Such LIBOR Rate Component will have an Interest Period of [1, 2, or 3] month(s) commencing on ______________________.

          This LIBOR Notice further confirms the Borrowers' acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Loan Agreement, of the LIBOR Rate as determined pursuant to the Loan Agreement.

          Administrative Borrower, on behalf of itself and the other Borrowers, represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

                                      Dated:____________________________________


                                      FRIEDE GOLDMAN HALTER, INC., a
                                      Mississippi corporation, as Administrative
                                      Borrower

                                      By________________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

Acknowledged by:

FOOTHILL CAPITAL CORPORATION,
as Agent

By:___________________________
Name:_________________________
Title:________________________

                                 Schedule C-2
                                 ------------
                                  Commitments

============================================================================================
      Lender           Revolver Commitment         Term Loan            Total Commitment
                                                  Commitment
============================================================================================
Foothill Capital            $50,000,000                                    $ 50,000,000
Corporation
============================================================================================
Ableco Finance LLC          $20,000,000           $40,000,000              $ 60,000,000
============================================================================================

============================================================================================

============================================================================================

============================================================================================
All Lenders                 $70,000,000           $40,000,000              $110,000,000
============================================================================================